Exhibit 4.5

FORM OF
SALE AND SERVICING
AGREEMENT

among

EXETER HOLDINGS TRUST 2026-4,
Holding Trust,

EFCAR, LLC,
Seller,

EXETER FINANCE LLC,
Servicer,

EXETER AUTOMOBILE RECEIVABLES TRUST 2026-4,
Issuer,

and

CITIBANK, N.A.,
Indenture Trustee and Backup Servicer

Dated as of August 9, 2026

i

(continued)
Page

ii

(continued)
Page

SCHEDULES
Schedule A   Schedule of Receivables
Schedule B   Representations and Warranties of the Seller and the Initial Servicer

EXHIBITS
Exhibit A    Form of Servicer’s Certificate
Exhibit B	Servicing Criteria to be Addressed in Servicer’s and Indenture Trustee’s Assessments of Compliance

iii

SALE AND SERVICING AGREEMENT dated as of August 9, 2026, among EXETER HOLDINGS TRUST 2026-4, a Delaware statutory trust (the “Holding Trust”), EFCAR, LLC, a Delaware limited liability company (the “Seller”), EXETER FINANCE LLC, a Delaware limited liability company (the “Servicer”), EXETER AUTOMOBILE RECEIVABLES TRUST 2026-4, a Delaware statutory trust (“Issuer”), and CITIBANK, N.A., a national banking association, in its capacity as Indenture Trustee and as Backup Servicer.
WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts and auto loan agreements acquired by Exeter Finance LLC through motor vehicle dealers and direct lenders;
WHEREAS the Seller has purchased such receivables from Exeter Finance LLC and is willing to sell such receivables to the Issuer;
WHEREAS pursuant to the Contribution Agreement (as defined herein), the Issuer will contribute such receivables to the Holding Trust in exchange for the Holding Trust Certificates;
WHEREAS the Servicer is willing to service all such receivables; and
WHEREAS the Backup Servicer is willing to provide backup servicing for all such receivables.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE 1
Definitions
SECTION 1.1     Definitions.  Whenever used in this Agreement, the following words and phrases shall have the following meanings:
“Accountants’ Report” means the report of a firm of nationally recognized Independent Accountants described in Section 4.11.
“Accounting Date” means, with respect to any Collection Period the last day of such Collection Period.
“ADR Organization” means The American Arbitration Association or, if The American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by Exeter.
“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Aggregate Principal Balance” means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the date of determination.
“Agreement” means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.
“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service contracts, debt cancellation coverage, car club and warranty contracts, other items customarily financed as part of motor vehicle retail installment sale contracts and auto loan agreements, and related costs.
“Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of interest, finance charges or service charges, as stated in the related Contract.
“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of August 9, 2026, by and among the Issuer, the Servicer, the Indenture Trustee and the Asset Representations Reviewer.
“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, a Delaware limited liability company.
“Asset Review” means, for any Asset Review Notice, the performance by the Asset Representations Reviewer of each Asset Test stated in Schedule A to the Asset Representations Review Agreement for each Asset Review Receivable.
“Asset Review Notice” means the notice from the Indenture Trustee (acting at the direction of the required percentage of Noteholders under Section 7.2(f) of the Indenture) to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to perform an Asset Review under Section 3.1 of the Asset Representations Review Agreement.
“Asset Review Receivable” means, for any Asset Review, each Receivable that was a Delinquent Receivable for purposes of calculating the Delinquency Trigger in connection with which the related Asset Review Notice was delivered.

“Asset Test” means, for an Asset Review, each Test (as defined in the Asset Representations Review Agreement) to be performed by the Asset Representations Reviewer on the related Asset Review Receivables.
“Available Funds” means, with respect to any Distribution Date, the sum of (i) the Collected Funds for the related Collection Period, (ii) all Purchase Amounts deposited in the Trust Accounts during the related Collection Period, (iii) Investment Earnings earned on amounts on deposit in the Trust Accounts (other than the Reserve Account and the Class N Reserve Account) for the related Collection Period, (iv) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Distribution Date by the Indenture Trustee for distribution pursuant to Section 5.6 and Section 5.8 of the Indenture, (v) the proceeds of any purchase or sale of the assets of the Holding Trust described in Section 10.1, (vi) amounts, if any, released from the Reserve Account pursuant to Section 5.8(a)(iii)(B) hereof on such Distribution Date and (vii) amounts, if any, released from the Class N Reserve Account pursuant to Section 5.8(b)(ii)(B) or (C) hereof on such Distribution Date.
“Backup Servicer” means Citibank, N.A. so long as it is the Indenture Trustee under the Indenture, or any successor backup servicer appointed in accordance with Section 8.7.
"Bankruptcy Code" means the United States Bankruptcy Code (Title 11 of the United States Code).
“Base Servicing Fee” means, with respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to the product of (i) the Servicing Fee Rate times (ii) the aggregate Principal Balance of the Receivables as of the opening of business on the first day of such Collection Period times (iii)(A) in the case of the first Collection Period, a fraction, the numerator of which is 22 and the denominator of which is 360 and (B) thereafter, one-twelfth.
“Basic Documents” means this Agreement, the Trust Agreement, the Holding Trust Agreement, the Indenture, the Asset Representations Review Agreement, the Underwriting Agreement, the Custodian Agreement, the Lockbox Account Agreement, the Lockbox Intercreditor Agreement, the Purchase Agreement, the Contribution Agreement and other documents and certificates delivered in connection therewith.
“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banking institutions located in Wilmington, Delaware, Irving, Texas, Jersey City, New Jersey, or New York, New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.
“Certificate Distribution Account” has the meaning assigned to such term in the Trust Agreement.
“Certificateholder” means any Person in whose name a Certificate is registered.

“Certificates” means the trust certificates evidencing the beneficial interest of the Certificateholders in the Issuer.
“Class” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, and/or the Class N Notes, as the context requires.
“Class A Notes” has the meaning assigned to such term in the Indenture.
“Class A Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess, if any, of (x) the aggregate remaining principal amount of the Class A Notes immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (iii) of Section 5.7(a) on such Distribution Date.
“Class A-1 Notes” has the meaning assigned to such term in the Indenture.
“Class A-2 Notes” has the meaning assigned to such term in the Indenture.
“Class A-3 Notes” has the meaning assigned to such term in the Indenture.
“Class B Notes” has the meaning assigned to such term in the Indenture.
“Class B Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate remaining principal amount of the Class A Notes and of the Class B Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of the Class A Principal Parity Amount for such Distribution Date plus any payments made on the Class A Notes as a Matured Principal Shortfall on such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (vi) of Section 5.7(a) on such Distribution Date.
“Class C Notes” has the meaning assigned to such term in the Indenture.
“Class C Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate remaining principal amount of the Class A Notes, of the Class B Notes and of the Class C Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of the Class A Principal Parity Amount and the Class B Principal Parity Amount for such Distribution Date plus any payments made on the Class A Notes or the Class B Notes as a Matured Principal Shortfall on such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (ix) of Section 5.7(a) on such Distribution Date.
“Class D Notes” has the meaning assigned to such term in the Indenture.

“Class D Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate remaining principal amount of the Class A Notes, of the Class B Notes, of the Class C Notes and of the Class D Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of the Class A Principal Parity Amount, the Class B Principal Parity Amount and the Class C Principal Parity Amount for such Distribution Date plus any payments made on the Class A Notes, the Class B Notes or the Class C Notes as a Matured Principal Shortfall on such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (xii) of Section 5.7(a) on such Distribution Date.
“Class E Notes” has the meaning assigned to such term in the Indenture.
“Class E Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate remaining principal amount of the Class A Notes, of the Class B Notes, of the Class C Notes, of the Class D Notes and of the Class E Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of the Class A Principal Parity Amount, the Class B Principal Parity Amount, the Class C Principal Parity Amount and the Class D Principal Parity Amount for such Distribution Date plus any payments made on the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes as a Matured Principal Shortfall on such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (xv) of Section 5.7(a) on such Distribution Date.
“Class N Notes” has the meaning assigned to such term in the Indenture.
“Class N Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(iv).
“Class N Reserve Account Deposit Amount” means, with respect to any Distribution Date, the lesser of (x) the excess of (i) the Class N Specified Reserve Balance over (ii) the amount on deposit in the Class N Reserve Account on such Distribution Date, after taking into account the amount of any Class N Reserve Account Withdrawal Amount on such Distribution Date and (y) the amount remaining in the Collection Account after taking into account the distributions therefrom described in clauses (i) through (xx) of Section 5.7(a).
“Class N Reserve Account Withdrawal Amount” means, the lesser of (x) any shortfall in the amount of Total Available Funds available to pay the amounts specified in clause (xx) of Section 5.7(a) (taking into account application of Total Available Funds to the priority of payments specified in Section 5.7(a)(i) through (xix) and ignoring any provision hereof which otherwise limits the amounts described in such clauses to the amount of funds available) and (y) the amount on deposit in the Class N Reserve Account on such Distribution Date (including, without limitation, any Investment Earnings therein) prior to application of amounts on deposit therein pursuant to Section 5.8.

“Class N Specified Reserve Balance” means, with respect to any Distribution Date, 0.90% of the Pool Balance as of the Cutoff Date; provided, that (1) the Class N Specified Reserve Balance will in no event exceed the outstanding principal amount of the Class N Notes on such Distribution Date after giving effect to distributions pursuant to clauses (i) through (xx) of Section 5.7(a) hereof and (2) the Class N Specified Reserve Balance will be equal to $0 on and after the Distribution Date on which the outstanding principal amount of the Class N Notes is reduced to zero.
“Closing Date” means August 31, 2026.
“Collateral” has the meaning assigned to such term in the Indenture.
“Collateral Insurance” has the meaning specified in Section 4.4(a).
“Collected Funds” means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts).
“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.1.
“Collection Period” means, with respect to the first Distribution Date, the period beginning as of the close of business on August 9, 2026 and ending as of the close of business on August 31, 2026.  With respect to each subsequent Distribution Date, “Collection Period” means the period beginning as of the close of business on the last day of the second preceding calendar month and ending as of the close of business on the last day of the immediately preceding calendar month.  Any amount stated “as of the close of business” shall give effect to the following calculations as determined as of the end of the day on such day: (i) all applications of collections and (ii) all distributions.
“Collection Records” means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.
“Commission” means the United States Securities and Exchange Commission.
“Computer Tape” means the computer tapes or other electronic media furnished by the Servicer to the Holding Trust and its assigns describing certain characteristics of the Receivables as of the Cutoff Date.
“Continuing Errors” has the meaning specified in Section 9.3(e).
“Contract” means a motor vehicle retail installment sale contract or auto loan agreement.
“Contribution Agreement” means the Contribution Agreement dated as of August 9, 2026, between the Issuer and the Holding Trust, as such agreement may be amended from time to time.
“Controlling Party” means the Indenture Trustee, for the benefit of the Noteholders.

“Conveyed Assets” has the meaning specified in Section 2.1.
“Corporate Trust Office” means (i) with respect to the Owner Trustee and the Certificate Registrar, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:  Corporate Trust Administration, and (ii) with respect to the Indenture Trustee and the Backup Servicer, (a) solely with respect to the transfer, surrender, exchange or presentation of final payment of the Notes, 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attention: Citibank Agency & Trust, EART 2026-4 and (b) for all other purposes, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is 388 Greenwich Street, 26th Floor, New York, New York 10013, Attention: Citibank Agency & Trust, EART 2026-4.
“Cram Down Loss” means, with respect to a Receivable that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in a proceeding related to an Insolvency Event shall have issued an order reducing the amount owed on a Receivable, an amount equal to the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced.  A “Cram Down Loss” shall be deemed to have occurred on the date of issuance of such order.
“Custodian” means Exeter Finance LLC and any permitted successors and assigns.
“Custodian Agreement” means the Custodian Agreement, dated as of August 9, 2026, among the Custodian, the Servicer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which amendments, supplements or modifications thereto shall be acceptable to the Controlling Party.
“Customary Servicing Practices” means, with respect to the management, servicing, administration and making of collections on the Receivables, the performance of such actions with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable automotive receivables that it services for itself or on behalf of others.
“Cutoff Date” means August 9, 2026.
“Dealer” means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to Exeter under a Dealer Agreement or pursuant to a Dealer Assignment.
“Dealer Agreement” means any agreement between a Dealer and Exeter relating to the acquisition of Receivables from a Dealer by Exeter.
“Dealer Assignment” means, for any Receivable in respect of which the related Contract does not evidence the assignment or conveyance of such Receivable to Exeter, a document or other instrument executed by the related Dealer which evidences the assignment or conveyance of such Receivable to Exeter.
“Delinquency Rate” means, for any Collection Period, (i) the Aggregate Principal Balance of all Delinquent Receivables as of the end of such Collection Period divided by (ii) the Pool Balance as of the end of such Collection Period.

“Delinquency Trigger” means that, as of the end of any Collection Period, the Delinquency Rate exceeds 40%.
“Delinquent Receivable” means, as of any date, any Receivable for which the related Obligor fails to pay more than 10% of a Scheduled Receivables Payment on the scheduled payment date for such Scheduled Receivables Payment and such nonpayment is more than sixty (60) days delinquent as of such date.
“Delivery” when used with respect to Trust Account Property means:
(a)     with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee by physical delivery to the Indenture Trustee endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof (i) by delivery thereof to the Indenture Trustee of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8‑102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Indenture Trustee by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Indenture Trustee (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;
(b)     with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book‑entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Trust Account Property to the Indenture Trustee’s securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee, consistent with changes in applicable law or regulations or the interpretation thereof;
(c)     with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian who either (i) becomes the registered owner on behalf of the Indenture Trustee or

(ii) having previously become the registered owner, acknowledges that it holds for the Indenture Trustee; and
(d)     with respect to any item of Trust Account Property that is a financial asset under Article 8 of the UCC and that is not governed by clause (b) above, causing the securities intermediary to indicate on its books and records that such financial asset has been credited to a securities account of the Indenture Trustee.
“Determination Date” means, with respect to any Collection Period, the second Business Day prior to the related Distribution Date.
“Direct Lender” means a third party direct lender who originated and sold or assigned the respective Receivable to Exeter pursuant to a Direct Lender Agreement.
“Direct Lender Agreement” means an agreement between a Direct Lender and Exeter relating to the acquisition of Receivables from such Direct Lender by Exeter.
“Distribution Date” means, with respect to each Collection Period, the fifteenth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing September 15, 2026.
“EFLLC Receivables” means those Receivables that were conveyed to the Seller by Exeter pursuant to the Purchase Agreement.
“Electronic Ledger” means the electronic master record of the retail installment sales contracts, installment loans or auto loan agreements serviced by the Servicer.
“Eligible Deposit Account” means a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) having corporate trust powers and acting as trustee for funds deposited in such account, so long as (a) the long-term unsecured debt of such depository institution shall have a credit rating (i) from Moody’s of at least Baa2 or such other rating that is acceptable to Moody’s, as evidenced by a letter from Moody’s to the Issuer, and (ii) from S&P of at least BBB or such other rating that is acceptable to S&P, as evidenced by a letter from S&P to the Issuer, and (b) such depository institutions’ deposits are insured by the FDIC.
“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in registered form for U.S. federal income tax purposes or, in the case of an obligation that is not a “registration-required obligation” (as defined in Section 163(f) of the Code), in bearer or registered form which evidence, in each case:
(a)     direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;
(b)     demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s of Prime-1 and from S&P of A-1+;
(c)     commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s of Prime-1 and from S&P of A-1+;
(d)     investments in money market funds (including funds for which the Indenture Trustee or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Moody’s and from S&P in the highest rating category;
(e)     bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;
(f)     repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;
(g)     any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Securities or any other investment that by its terms converts to cash within a finite period, if the Rating Agency Condition is satisfied with respect thereto; and
(h)     cash denominated in United States dollars.
Any of the foregoing Eligible Investments may be purchased by or through the Indenture Trustee or any of its Affiliates.
“ERISA” has the meaning assigned to such term in the Indenture.
“Errors” has the meaning specified in Section 9.3(e).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exeter” means Exeter Finance LLC.
“Extension Rate” means, for any Collection Period shall equal the percentage equivalent of a fraction the numerator of which is the aggregate Principal Balance of the Receivables that have been extended during such Collection Period and the denominator of which is the beginning of the period Aggregate Principal Balance.
“FDIC” means the Federal Deposit Insurance Corporation.
“Final Scheduled Distribution Date” means with respect to (i) the Class A-1 Notes, the August 2027 Distribution Date, (ii) the Class A-2 Notes, the December 2028 Distribution Date, (iii) the Class A-3 Notes, October 2030 Distribution Date, (iv) the Class B Notes, the June 2031 Distribution Date, (v) the Class C Notes, the February 2033 Distribution Date, (vi) the Class D Notes, the February 2033 Distribution Date,  (vii) the Class E Notes, the October 2034 Distribution Date, and (viii) the Class N Notes, the October 2034 Distribution Date.
“Financed Vehicle” means new and used automobiles, light duty trucks, minivans and sport utility vehicles, together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.
“Force Majeure Event” shall mean any default or delay caused by acts of God or government, including wars or military action, terrorism or threat of terrorism, riots or civil unrest, pandemics, epidemics, fires, storms, earthquakes, floods, power outages or other disasters of nature, provided such default or delay could not have been prevented by the taking of commercially reasonable precautions such as the implementation and execution of disaster recovery plans.
“Force-Placed Insurance” has the meaning specified in Section 4.4(b).
“Holding Trust Agreement” means the Trust Agreement relating to the Holding Trust dated as of March 20, 2026, between the Seller and the Owner Trustee, as amended and restated as of August 9, 2026, as the same may be further amended and supplemented from time to time.
“Holding Trust Certificateholder” means any Person in whose name a Holding Trust Certificate is registered.
“Holding Trust Certificates” means the trust certificates evidencing the beneficial interest of the Holding Trust Certificateholders in the Holding Trust.
“Indenture” means the Indenture dated as of August 9, 2026, among the Issuer, the Holding Trust and Citibank, N.A., as Indenture Trustee, as the same may be amended and supplemented from time to time.
“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.
“Independent Accountants” means a firm of nationally recognized independent certified public accountants.
“Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Proceeds” has the meaning specified in Section 10.1(b).
“Insurance Add-On Amount” means the premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4.
“Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.
“Intercreditor Agent” means the Person acting as agent on behalf of (a) the Issuer and the Indenture Trustee, with respect to amounts representing proceeds of the Receivables which are deposited in the Lockbox Account from time to time, and (b) other Persons, with respect to other amounts deposited in the Lockbox Account from time to time, in each case, pursuant to the terms of the Lockbox Intercreditor Agreement, and which agent will be (i) initially, Citibank, N.A. or its successor, or (ii) another Person named by the Servicer and in respect of which the Rating Agency Condition shall have been satisfied.
“Interest Period” means, with respect to any Distribution Date, (i) and the Class A-1 Notes, the period from and including the immediately preceding Distribution Date to, but excluding, the Distribution Date occurring in the current calendar month or, in the case of the first Interest Period, the period from and including the Closing Date to, but excluding, the Distribution Date occurring in the current calendar month and (ii) and the Notes (other than the Class A-1 Notes), the period from and including the fifteenth day of the preceding calendar month to, but excluding, the fifteenth day of the current calendar month or, in the case of the first Interest Period, the period from and including the Closing Date to, but excluding, the fifteenth day of the current calendar month.
“Interest Rate” means, with respect to (i) the Class A-1 Notes, 4.020% (computed on the basis of the actual number of days in the related Interest Period and a year assumed to consist of 360 days), (ii) the Class A-2 Notes, 4.37% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (iii) the Class A-3 Notes, 4.56% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (iv) the Class B Notes, 4.87% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (v) the

Class C Notes, 5.16% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (vi) the Class D Notes, 5.64% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (vii) the Class E Notes, 7.58% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), and (viii) the Class N Notes, 6.68% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Earnings” means, with respect to any date of determination and Trust Accounts, the investment earnings on amounts on deposit in such Trust Accounts on such date.
“Issuer” means Exeter Automobile Receivables Trust 2026-4.
“Issuer Property” means the property and proceeds conveyed pursuant to Section 2.1, together with certain monies paid after the Cutoff Date, and certain other rights under this Agreement.
“Issuer Secured Parties” means the Indenture Trustee in respect of the Trustee Issuer Secured Obligations.
“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.
“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title.  In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party.  For Financed Vehicles registered in states which issue confirmation of the lienholder’s interest electronically, the “Lien Certificate” may consist of notification of an electronic recordation, by either a third party service provider or the relevant Registrar of Titles of the applicable state, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.
“Liquidated Receivable” means, with respect to any Collection Period, a Receivable for which, (i) on of the last day of the Collection Period, if as of that date, more than 10% of any Scheduled Receivables Payment related to such Receivable remains unpaid for 120 days or more from the date for such payment and the related Financed Vehicle has not been repossessed, (ii) the related Financed Vehicle has been repossessed and the Servicer has either liquidated such Financed Vehicle or held such Financed Vehicle in its inventory for more than 60 days (or up to 90 days, subject to the modification of the Servicer’s Customary Servicing Practices) at month‑end, or (iii) is otherwise required to be charged-off or is deemed uncollectible by the Servicer in accordance with its Customary Servicing Practices.
“Liquidation Proceeds” means the sum of (i) with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable, and (ii) any collections representing payments of fees, expenses or charges paid by Obligors and in respect of which the Servicer was previously reimbursed as Supplemental Servicing Fees.
“Lockbox Account” means an account established and maintained by Exeter at the Lockbox Bank pursuant to Section 4.2(d).
“Lockbox Account Agreement” means the Deposit Account Control Agreement, dated as of December 9, 2022, by and among Exeter, the Lockbox Bank and the Intercreditor Agent, as secured party, as such agreement may be amended or supplemented from time to time, unless such agreement shall cease to be applicable in respect of the Issuer and the Indenture Trustee or shall be terminated in accordance with its terms, in which event “Lockbox Account Agreement” shall mean any replacement agreement therefor among the Servicer, the Lockbox Bank and either (i) the Intercreditor Agent or (ii) the Issuer and the Indenture Trustee.
“Lockbox Bank” means (i) initially, Wells Fargo Bank, National Association or its successor or (ii) another depository institution named by the Servicer and in respect of which the Rating Agency Condition shall have been satisfied.
“Lockbox Intercreditor Agreement” means the Intercreditor Agreement, dated as of December 9, 2022, by and among Exeter, the Intercreditor Agent and each other party that becomes a party thereto from time to time by executing an accession agreement, and to which agreement the Issuer and the Indenture Trustee have become parties by execution of an accession agreement dated as of August 31, 2026.
“Majority Certificateholders” shall mean Certificateholders holding in the aggregate more than 50% of the Percentage Interests.
“Majority Holding Trust Certificateholders” shall mean Holding Trust Certificateholders holding in the aggregate more than 50% of the Percentage Interests.
“Majority Noteholders” has the meaning assigned to such term in the Indenture.
“Matured Principal Shortfall” means, with respect to any Distribution Date and for any Class of Notes which would have a remaining principal amount greater than zero on such Distribution Date, after taking into account the payment of all other principal amounts to such Class on such Distribution Date, and as to which such Distribution Date is either the Final Scheduled Distribution Date for such Class, or a Distribution Date subsequent to such Final Scheduled Distribution Date, the remaining principal amount of such Class on such Distribution Date, after taking into account the payment of all other principal amounts to such Class on such Distribution Date.
“Monthly Records” means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the related Dealer or Direct Lender; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivables Payment; and past due late charges.
“Monthly Tape” has the meaning specified in Section 4.13.
“Moody’s” means Moody’s Investors Service, Inc. or its successors.
“Net Liquidation Proceeds” means Liquidation Proceeds net of (i) reasonable expenses incurred by the Servicer in connection with the collection of a Receivable and/or the repossession and disposition of the related Financed Vehicle (or any other Receivable and related Financed Vehicle to the extent permitted by this Agreement) and (ii) amounts that are required to be refunded to the Obligor on such Receivable.
“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(ii).
“Note Pool Factor” means, for each Class of Notes as of the close of business on any date of determination, a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.
“Noteholders’ Interest Carryover Amount” means, with respect to any Class of Notes and any date of determination, all or any portion of the Noteholders’ Interest Distributable Amount for such Class of Notes for the immediately preceding Distribution Date that remains unpaid as of such date of determination, plus interest on such unpaid amount, to the extent permitted by law, at the respective Interest Rate borne by the applicable Class of Notes from such immediately preceding Distribution Date to but excluding such date of determination.
“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for such Distribution Date and each Class of Notes and the Noteholders’ Interest Carryover Amount, if any for such Distribution Date and each such Class.
“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any Class of Notes, interest accrued at the respective Interest Rate during the applicable Interest Period on the principal amount of the Notes of such Class outstanding as of the end of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), calculated (i) with respect to the Class A-1 Notes, on the basis of the actual number of days in the related Interest Period and a year assumed to consist of 360 days and (ii) with respect to the Notes (other than the Class A-1 Notes), on the basis of a 360-day year consisting of twelve 30-day months (without adjustment for the actual number of business days elapsed in the applicable Interest Period).
“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.
“Officers’ Certificate” means a certificate signed by the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, any assistant vice president, any treasurer, any assistant treasurer, any secretary or any assistant secretary of the Seller or the Servicer, as appropriate.
“Opinion of Counsel” means a written opinion of counsel which may, except as otherwise expressly provided in this Agreement or any other Basic Document, be provided by counsel to the Issuer, the Servicer, the Holding Trust or the Seller, and which complies with any applicable requirements of the Basic Documents, and which is satisfactory in form and substance to the recipient(s) thereof.
“Original Pool Balance” means the Pool Balance as of the Cutoff Date, or $1,108,004,343.39.
“Other Conveyed Property” means all property conveyed by the Seller to the Issuer pursuant to Section 2.1(b) through (j) of this Agreement.
“Owner Holding Trust Estate” has the meaning assigned to such term in the Holding Trust Agreement.
“Owner Trust Estate” has the meaning assigned to such term in the Trust Agreement.
“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement and the Holding Trust Agreement, as applicable, its successors in interest or any successor Owner Trustee under the Trust Agreement and the Holding Trust Agreement, as applicable.
“Percentage Interest” shall mean, with respect to each Certificate or Holding Trust Certificate, as applicable, the individual percentage interest of such Certificate or Holding Trust Certificate, as applicable, (calculated as the percentage that the applicable nominal principal amount of such Certificate or Holding Trust Certificate, as applicable, represents of the aggregate nominal principal amount of all Certificates or Holding Trust Certificates, as applicable) which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Issuer beneficially owned by such Certificateholder or of the Holding Trust beneficially owned by such Holding Trust Certificateholder, as applicable.  The sum of the Percentage Interests for all of the Certificates or Holding Trust Certificates, as applicable, shall be 100%.
“Permitted Modification” means an extension, deferral, amendment, modification, temporary reduction in payment, alteration or adjustment to the terms of, or with respect to, any Receivable in accordance with the Servicer’s Customary Servicing Practices and (i) which is not a significant modification pursuant to Treasury Regulation section 1.1001-3 or (ii) with respect to which the Servicer has delivered a certificate to the Issuer to the effect that such extension, deferral, amendment, modification, temporary reduction in payment, alteration or adjustment will not cause the Holding Trust to be treated for United States federal income tax purposes as an association (or a publicly traded partnership) taxable as a corporation or as other than a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.
“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.
“Pool Balance” means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) at the end of the preceding Collection Period.
“Predecessor Servicer Work Product” has the meaning specified in Section 9.3(e).
“Principal Balance” means, with respect to any Receivable, as of any date, an amount equal to (x) the Amount Financed minus (y) the sum of (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable and (ii) any Cram Down Loss in respect of such Receivable as of such date.
“Principal Payment Amount” means, with respect to each Distribution Date, the lesser of:
(x)     the aggregate principal amount of the Notes (other than the Class N Notes) on such Distribution Date (after giving effect to any payments pursuant to clauses (i) through (xvii) of Section 5.7(a)); and
(y)     an amount equal to, on such Distribution Date, (i) the sum of (a) the aggregate principal amount of the Notes (other than the Class N Notes) on such Distribution Date (after making payments pursuant to clauses (iv), (v), (vii), (viii), (x), (xi), (xiii), (xiv), (xvi) and (xvii) of Section 5.7(a)) plus (b) the Target Overcollateralization Amount minus (ii) the Pool Balance as of the last day of the related Collection Period.
“Prospectus” means the prospectus, dated as of August 26, 2026, relating to the offering of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes.
“Purchase Agreement” means the Purchase Agreement between the Seller and Exeter, dated as of August 9, 2026, pursuant to which the Seller acquires the EFLLC Receivables, as such agreement may be amended from time to time.
“Purchase Amount” means, with respect to a Purchased Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.
“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the initial Servicer pursuant to Sections 4.2, 4.4(c) or 4.7 or repurchased by the Seller or the initial Servicer pursuant to Section 3.2 or Section 10.1(a).
“Rating Agency” means S&P and Moody’s.  If no such organization or successor maintains a rating on the Securities, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person engaged by the Seller, notice of which engagement shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.
“Rating Agency Condition” means, with respect to each Rating Agency and any action, that such Rating Agency shall have been given ten days’ (or such shorter period as shall be acceptable to such Rating Agency) prior notice thereof by Exeter and (according to the then-current policies of such Rating Agency) such Rating Agency has either (i) notified the Seller, the Servicer, the Indenture Trustee, the Owner Trustee and the Issuer in writing that such action will not result in a reduction or withdrawal of its then-current rating of any Class of Notes, or (ii) not notified the Seller, the Servicer, the Indenture Trustee, the Owner Trustee and the Issuer in writing that such action will result in a reduction or withdrawal of its then-current rating of any Class of Notes.
“Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.
“Receivable Files” means, with respect to each Receivable:
(i)     if such Receivable is evidenced by an authoritative tangible copy, the fully executed original of the Contract (which may contain electronic, facsimile or manual signatures) or, if such Receivable is evidenced by an authoritative electronic copy, the authoritative copy of the Contract; and
(ii)     the Lien Certificate (when received), and otherwise such documents, if any, that Exeter keeps on file in accordance with its Customary Servicing Practices indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of Exeter as first lienholder or secured party (including any Lien Certificate received by Exeter), or, if such Lien Certificate has not yet been received, a copy of the application therefor.
“Receivables” means the Contracts listed on Schedule A attached hereto (which Schedule may be in electronic form), which collectively include the EFLLC Receivables.
“Record Date” means, with respect to each Distribution Date, the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Indenture.
“Registrar of Titles” means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.
“Regulation AB” means Subpart 229.1100- Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518.70 Fed. Reg. 1,506,1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
“Requesting Party” has the meaning specified in Section 3.4(a).

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(iii).
“Reserve Account Deposit Amount” means, with respect to any Distribution Date, the lesser of (x) the excess of (i) the Specified Reserve Balance over (ii) the amount on deposit in the Reserve Account on such Distribution Date, after taking into account the amount of any Reserve Account Withdrawal Amount on such Distribution Date and (y) the amount remaining in the Collection Account after taking into account the distributions therefrom described in clauses (i) through (xvii) of Section 5.7(a).
“Reserve Account Withdrawal Amount” means, with respect to any Distribution Date, the lesser of (x) any shortfall in the amount of Available Funds available to pay the amounts specified in clauses (i) through (xvii) of Section 5.7(a) (taking into account application of Available Funds to the priority of payments specified in Section 5.7(a) and ignoring any provision hereof which otherwise limits the amounts described in such clauses to the amount of funds available) and (y) the amount on deposit in the Reserve Account on such Distribution Date (including, without limitation, any Investment Earnings therein) prior to application of amounts on deposit therein pursuant to Section 5.8.
“Responsible Officer” means, (a) with respect to the Indenture Trustee and Backup Servicer, any officer within the Corporate Trust Office of the Indenture Trustee or the Backup Servicer, as applicable, including any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee or Backup Servicer, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement or any other Basic Document and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (b) with respect to any other Person, any Director, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“S&P” means S&P Global Ratings, or its successors.
“Sale and Servicing Agreement Collateral” has the meaning specified in Section 2.4.
“Schedule of Receivables” means the schedule of all motor vehicle retail installment sales contracts and auto loan agreements originally held as part of the Holding Trust which is attached as Schedule A (which Schedule may be in electronic form).
“Schedule of Representations” means the Schedule of Representations and Warranties attached hereto as Schedule B.
“Scheduled Receivables Payment” means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such

Collection Period.  If after the Closing Date, the Obligor’s obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or Military Lending Act or (iii) modifications or extensions of the Receivable permitted by Section 4.2(b), the Scheduled Receivables Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.
“Seller” means EFCAR, LLC, a Delaware limited liability company, and its successors in interest to the extent permitted hereunder.
“Service Contract” means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.
“Servicer” means Exeter Finance LLC, as the servicer of the Receivables, and each successor servicer appointed pursuant to Section 9.3.
“Servicer’s Certificate” means an Officers’ Certificate of the Servicer delivered pursuant to Section 4.9, substantially in the form of Exhibit A.
“Servicer Termination Event” has the meaning specified in Section 9.1.
“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.
“Servicing Fee” has the meaning specified in Section 4.8.
“Servicing Fee Rate” means 3.00% per annum.
“Simple Interest Method” means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a calendar year) elapsed since the preceding payment under the obligation was made.
“Specified Reserve Balance” means, with respect to any Distribution Date, 1.00% of the Pool Balance as of the Cutoff Date; provided, that the Specified Reserve Balance will in no event exceed the outstanding principal amount of the Notes (other than the Class N Notes) on such Distribution Date after giving effect to distributions pursuant to clauses (i) through (xvii) of Section 5.7(a) hereof.
“Supplemental Servicing Fee” means, with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period but excluding the sum of (i) any fees or expenses related to extensions and (ii) the amount of any fees, expenses or charges paid by Obligors and in respect of which the Servicer was previously reimbursed as Supplemental Servicing Fees.

“Target Overcollateralization Amount” means, for any Distribution Date, the greater of (i) 11.65% of the Pool Balance as of the end of the related Collection Period and (ii) 1.50% of the Pool Balance as of the Cutoff Date.
“Total Available Funds” has the meaning specified in Section 5.7(a).
“Trust” means the Issuer.
“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.
“Trust Accounts” has the meaning specified in Section 5.1(b).
“Trust Agreement” means the Trust Agreement relating to the Issuer dated as of March 20, 2026, between the Seller and the Owner Trustee, as amended and restated as of August 9, 2026, as the same may be further amended and supplemented from time to time.
“Trust Officer” means, (i) in the case of the Indenture Trustee, any officer in the Corporate Trust Office of the Indenture Trustee or any agent of the Indenture Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Indenture Trustee, and (ii) in the case of the Owner Trustee, any officer in the Corporate Trust Office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.
“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.
“Underwriting Agreement” means the Underwriting Agreement, dated as of August 26, 2026, among the Seller, the Servicer and Wells Fargo Securities, LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC as representatives of the several underwriters named therein.
“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.
“Volcker Rule” means Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act together with the regulations adopted to implement such statutory provision.
SECTION 1.2     Other Definitional Provisions.
(a)     Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in the Indenture, or, if not defined therein, in the Holding Trust Agreement.

(b)     All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(c)     As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable.  To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.
(d)     The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”
(e)     The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
(f)     Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.
ARTICLE 2
Conveyance of Receivables
SECTION 2.1     Conveyance of Receivables.  In consideration of the Issuer’s delivery to or upon the order of the Seller on the Closing Date of (i) any Notes or Certificates to be retained by the Seller on the Closing Date and (ii) the net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the Seller’s obligations set forth herein) and the Issuer hereby purchases, all right, title and interest of the Seller in and to the following property, whether now owned or existing or hereafter acquired or arising (collectively, the “Conveyed Assets”):
(a)     the Receivables and all moneys received thereon after the Cutoff Date;
(b)     the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(c)     any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;
(d)     any proceeds from any Receivable repurchased by a Dealer or Direct Lender pursuant to a Dealer Agreement or Direct Lender Agreement, as applicable, as a result of a breach of representation or warranty in such Dealer Agreement or Direct Lender Agreement;
(e)     all rights under any Service Contracts on the related Financed Vehicles;
(f)     the related Receivable Files;
(g)     all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of Exeter under the Purchase Agreement;
(h)     all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (h); and
(i)     all proceeds and investments with respect to items (a) through (h).
SECTION 2.2     [Reserved].
SECTION 2.3     Further Encumbrance of Issuer Property.
(a)     Immediately upon the conveyance to the Issuer by the Seller of any item of the Issuer Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such item of Issuer Property shall terminate, and all such right, title and interest shall vest in the Issuer, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).
(b)     Immediately upon the vesting of the Issuer Property in the Issuer, the Issuer shall have the sole right to pledge or otherwise encumber, such Issuer Property.  Pursuant to the Contribution Agreement, the Issuer shall contribute the Issuer Property to the Holding Trust in exchange for the Holding Trust Certificates, which will represent the beneficial ownership interest in the assets of the Holding Trust.  Pursuant to the Indenture, the Issuer and the Holding Trust shall grant a security interest over the assets of the Issuer and the Holding Trust (including the Issuer Property) to the Indenture Trustee securing the repayment of the Notes.  The Certificates shall represent the beneficial ownership interest in the Issuer and the Certificateholders shall be entitled to receive distributions with respect to the Holding Trust Certificates as set forth herein.
(c)     Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Certificates, remain as covenants of the Issuer for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture.  Any rights of the Indenture Trustee under

Article III of the Indenture, following the discharge of the Indenture, shall vest in the Certificateholders.
(d)     The Indenture Trustee shall, at such time as there are no Notes or Certificates outstanding and all sums due to (i) the Indenture Trustee pursuant to the Indenture and (ii) the Indenture Trustee pursuant to this Agreement and (iii) the Backup Servicer pursuant to this Agreement, have been paid, release any remaining portion of the Issuer Property to the Seller.
SECTION 2.4     Intention of the Parties.  The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Issuer that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and Other Conveyed Property, for non-tax purposes, conveying good title thereto free and clear of any Liens, from the Seller to the Issuer, and that the Receivables and the Other Conveyed Property shall not be a part of the Seller’s estate in the event of a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Seller.  In the event that such conveyance is determined to be made as security for a loan made by the Issuer, the Noteholders or the Certificateholders to the Seller, the Seller hereby grants to the Issuer a security interest in all of the Seller’s right, title and interest in and to the following property, whether now owned or existing or hereafter acquired or arising, to secure an obligation in the amount of the consideration paid for such property as described in Section 2.1 (collectively, the “Sale and Servicing Agreement Collateral”):
(i)     the Receivables and all moneys received thereon after the Cutoff Date;
(ii)     the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;
(iii)     any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;
(iv)     any proceeds from any Receivable repurchased by a Dealer or Direct Lender pursuant to a Dealer Agreement or Direct Lender Agreement, as applicable, as a result of a breach of representation or warranty in such Dealer Agreement or Direct Lender Agreement;
(v)     all rights under any Service Contracts on the related Financed Vehicles;
(vi)     the related Receivable Files;
(vii)     all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of Exeter under the Purchase Agreement;

(viii)     all of the Seller’s (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments and (e) General Intangibles (as such terms are defined in the UCC) relating to the property described in (i) through (viii); and
(ix)     all proceeds and investments with respect to items (i) through (viii).
ARTICLE 3
The Receivables
SECTION 3.1     Representations and Warranties of Seller.  The Seller hereby represents and warrants that each of the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B is true and correct on which the Issuer is deemed to have relied in acquiring the Receivables.  Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer hereunder, the contribution of the Receivables to the Holding Trust pursuant to the Contribution Agreement and the pledge of the rights thereof to the Indenture Trustee pursuant to the Indenture and shall not be waived.
SECTION 3.2     Repurchase upon Breach.
(a)     (i)     The Seller or the Servicer, as the case may be, upon the discovery of any breach of this Agreement by the Seller or (ii) the Backup Servicer, the Owner Trustee or the Indenture Trustee, in each case, upon receipt of written notice or actual knowledge of a breach of the Seller’s representations and warranties made pursuant to Section 3.1, shall inform the other parties to this Agreement promptly, by notice in writing.  If any Noteholder informs a Responsible Officer of the Indenture Trustee, by notice in writing, of any breach of the Seller’s representations and warranties made pursuant to Section 3.1, the Indenture Trustee shall inform the other parties to this Agreement in the manner specified in the preceding sentence on behalf of such Noteholder. Any such notice delivered by the Servicer, the Indenture Trustee, the Trust, any Noteholder or the Owner Trustee, as the case may be, shall constitute a request by such party (or, in the case of any such notice delivered by the Indenture Trustee on behalf of a Noteholder, by such Noteholder) that the Seller repurchase the affected Receivable.  As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach of any representation or warranty made pursuant to Section 3.1, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable in which the interests of the Noteholders are materially and adversely affected by any such breach as of such date.  The “second month” shall mean the month following the month in which discovery or actual knowledge occurs or written notice is given, and the “first month” shall mean the month in which discovery or actual knowledge occurs or notice is given.  Any such breach will be deemed not to have a material and adverse effect on the interests of the Noteholders in the Receivable if such breach has not affected the ability of the Holding Trust or Noteholders to receive and retain timely payment in full on such Receivable.  In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause Exeter to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.6 and the Holding Trust shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase.  The sole remedy of the Issuer, the Holding Trust, the Owner Trustee, the Indenture

Trustee, the Backup Servicer or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein, or to enforce the obligation of Exeter to the Seller to repurchase such Receivables pursuant to the Purchase Agreement (with respect to the EFLLC Receivables).  Neither the Owner Trustee nor the Indenture Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.  Except as expressly set forth in the Basic Documents, neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the eligibility of any Receivable for purposes of this Agreement or to enforce the repurchase obligations of the Seller.
(b)     Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Issuer all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller’s rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of Exeter thereunder.  The Seller hereby represents and warrants to the Issuer that such assignments are valid, enforceable and effective to permit the Issuer to enforce such obligations of Exeter under the Purchase Agreement.  Any purchase by Exeter pursuant to the Purchase Agreement shall be deemed a purchase by the Seller pursuant to this Section 3.2 and the definition of Purchased Receivable.
SECTION 3.3     Custody of Receivable Files.
(a)     In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Issuer pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Indenture Trustee shall enter into the Custodian Agreement pursuant to which the Indenture Trustee shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Indenture Trustee as custodian of the Receivable Files in its possession or control, which shall be delivered to the Custodian as agent of the Indenture Trustee on or before the Closing Date.
(b)     If the Indenture Trustee, or its agent, as the case may be, is acting as the Custodian pursuant to Section 3(f), Section 8 or Section 9(d) of the Custodian Agreement, the Indenture Trustee shall be deemed to have assumed the obligations of the Custodian (except for any liabilities incurred by the predecessor Custodian) specified in the Custodian Agreement until such time as a successor Custodian has been appointed.  Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a written request for release of documents in the form attached as Exhibit B to the Custodian Agreement (which written request shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer.  Upon the sale of any Receivable pursuant to Section 4.3(a), the Servicer will notify the Custodian pursuant to a written request for release of documents in the form attached as Exhibit B to the Custodian Agreement (which written request shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer.  From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request for release of documents in the form attached as Exhibit B to the Custodian Agreement, cause the original Receivable and the related Receivable File to be released to the Servicer.  The Servicer’s receipt of a Receivable and/or Receivable File shall obligate the Servicer to return such Receivable and such Receivable File to the Custodian when its need by the Servicer has ceased unless such Receivable is repurchased as described in Section 3.2, 4.2 or 4.7.  No such written request for release of documents in the form attached as Exhibit B to the Custodian Agreement under any of the foregoing circumstances will be required to be delivered for so long as Exeter is the Servicer.
(c)     The Servicer shall ensure that the Custodian shall be provided full electronic access to the records of the third party title intermediary concerning certificates of title that are maintained in electronic form.  The Custodian shall certify any electronic certificate of title by confirming the electronic information available from the third party title intermediary against the electronic information received from the Servicer with respect to electronic certificates of title.  Wherever in this Agreement or in the other Basic Documents it states that the Custodian has possession of Receivable Files, with respect to electronic certificates of title, it shall mean that the Custodian has received information sufficient to perform the verification set forth in the immediately preceding sentence.  The Custodian will rely on, but cannot be responsible for, verify or confirm, the content or accuracy of any information provided by the third party title intermediary.
SECTION 3.4     Dispute Resolution.
(a)     If the Servicer, the Trust, the Owner Trustee or a Noteholder (each, a “Requesting Party”) requests that the Seller and/or Exeter repurchase a Receivable due to an alleged breach of a representation and warranty in Section 5.1 of the Purchase Agreement or in Section 3.2(a) (each, a “Repurchase Request”), and the Repurchase Request has not been resolved within one-hundred eighty (180) days of the receipt of notice of the Repurchase Request by the Seller or Exeter, as the case may be (which resolution may take the form of a repurchase of the related Receivable by the Seller or Exeter, as applicable, a withdrawal of the related Repurchase Request by the related Requesting Party or a cure of the condition that led to the related breach in the manner set forth herein or in the Purchase Agreement), the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration by providing notice to Exeter and the Seller within ninety (90) days after the date on which the Form 10-D is filed that relates to the Collection Period during which the related 180-day period ended. The Seller and Exeter agree to participate in the dispute resolution method selected by the Requesting Party.  If a Noteholder sends a Repurchase Request to the Indenture Trustee, the Indenture Trustee shall promptly forward such Repurchase Request to the Seller and/or Exeter, as applicable.
(b)     If the Requesting Party selects mediation (including non-binding arbitration) for dispute resolution:
(i)     The mediation will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 3.4(b), the procedures in this Section 3.4(b) will control.

(ii)     A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least fifteen (15) years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.
(iii)     The parties will use commercially reasonable efforts to begin the mediation within fifteen (15) Business Days of the selection of the mediator and to conclude the mediation within thirty (30) days of the start of the mediation.
(iv)     Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.
(v)     If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Repurchase Request to binding arbitration under this Section 3.4 or adjudicate the dispute in court.
(c)     If the Requesting Party selects arbitration for dispute resolution:
(i)     The arbitration will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 3.4(c), the procedures in this Section 3.4(c) will control.
(ii)     A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The arbitrator must be an attorney admitted to practice in the State of New York and have at least fifteen (15) years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule. The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.
(iii)     The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party. Discovery will be completed within thirty (30) days of selection of the arbitrator and will be limited for each party to two (2) witness depositions not to exceed five hours, two (2) interrogatories, one (1) document request and one (1) request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten (10) pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than sixty (60) days after selection of the arbitrator and will proceed for no more than six (6) consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination.

The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.
(iv)     The arbitrator will make its final determination no later than ninety (90) days after its selection. The arbitrator will resolve the dispute according to the terms of this Agreement and the other Basic Documents, and may not modify or change this Agreement or the other Basic Documents in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The final determination of the arbitrator in binding arbitration will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.
(v)     By selecting binding arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.
(vi)     The Requesting Party may not bring a putative or certificated class action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.
(d)     For each mediation or arbitration:
(i)     Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Seller or Exeter. Any party or witness may participate by teleconference or video conference.
(ii)     The Seller, Exeter and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.
(iii)     Neither the Seller nor Exeter will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. The existence and details of any unresolved Repurchase Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 3.4 (collectively, the “Representatives”)), except (A) as required by law, regulatory requirement or court order, (B) to the extent that Exeter, in its sole discretion, elects to disclose such information or

(C) to the Asset Representations Reviewer, if an Asset Review has been conducted, if the disclosing party (a) directs such Representatives or the Asset Representations Reviewer, as applicable, to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its expense all reasonable measures to restrain such Representatives from disclosing such information. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party (to the extent not prohibited by law, court order, or regulatory authority) and will provide the other party with the opportunity to object to the production of its confidential information.  If, in the absence of a protective order, such party or any of its Representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.
ARTICLE 4
Administration and Servicing of Receivables
SECTION 4.1     Duties of the Servicer and the Backup Servicer.
(a)     The Servicer is hereby authorized to act as agent for the Issuer and the Holding Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement.  The Servicer agrees that its servicing of the Receivables shall be carried out substantially in compliance with its Customary Servicing Practices, as such practices, policies or procedures, as applicable, may be updated from time to time by the Servicer.  The Servicer’s duties shall include, without limitation, collecting and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, billing Obligors on a monthly basis, reporting any required tax information to Obligors, monitoring the collateral, complying with the applicable terms of the Lockbox Account Agreement and the Lockbox Intercreditor Agreement, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee with respect to distributions and performing the other duties specified herein.
The Servicer, or if Exeter is no longer the Servicer, Exeter, at the request of the Servicer, shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements, the Direct Lender Agreements (and shall maintain possession of the Dealer Agreements and the Direct Lender Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Direct Lender Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors.  The Servicer shall substantially comply with its Customary Servicing Practices and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Holding Trust to execute and deliver, on behalf of the Holding Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except in accordance with the Servicer’s Customary Servicing Practices or as otherwise permitted under this Agreement.
The Servicer is hereby authorized to commence, in its own name or in the name of the Holding Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle.  If the Servicer commences or participates in such a legal proceeding in its own name, the Holding Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Holding Trust to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  The Indenture Trustee and the Owner Trustee shall furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.
(b)     The Backup Servicer shall have the following duties:  (i) prior to the Closing Date, the Backup Servicer shall have conducted an on-site visit of the Servicer’s operations in connection with this or similar agreements, (ii) the Backup Servicer may conduct periodic on-site visits not more than once every 12 months to meet with appropriate operations personnel to discuss any changes in processes and procedures that have occurred since the last visit, (iii) prior to the Closing Date, the Backup Servicer shall have completed all data-mapping, and (iv) not more than once per year, the Backup Servicer shall update or amend the data-mapping by effecting a data-map refresh upon receipt of written notice from the Servicer specifying updated or amended fields, if any, in (a) fields in the Monthly Tape or (b) fields confirmed in the original data-mapping referred to in clause (iii) above.  Each on-site visit shall be at the cost of Exeter.
SECTION 4.2     Collection of Receivable Payments; Modifications of Receivables; Lockbox Account Agreement.
(a)     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, substantially in compliance with its Customary Servicing Practices, and in accordance with the applicable terms of the Dealer Agreements, the Direct Lender Agreements, the Dealer Assignments, the Insurance Policies and the Other Conveyed Property.  The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.
(b)     The Servicer may at any time agree to a Permitted Modification of a Receivable (i) in order to, not more than once every six months, change the Obligor’s regular monthly due date to a date that shall in no event be later than 30 days after the original monthly due date of that

Receivable, (ii) in order to grant extensions and payment modifications, in accordance with its Customary Servicing Practices, (iii) following a partial prepayment of principal, in accordance with its Customary Servicing Practices or (iv) following the Obligor’s reinstatement based on local laws, if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Issuer with respect to such Receivable, and is otherwise in the best interests of the Issuer.
(c)     The Servicer may grant other Permitted Modifications to a Receivable (in addition to those modifications permitted by Section 4.2(b) hereof), in accordance with its Customary Servicing Practices if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Issuer with respect to such Receivable, and is otherwise in the best interests of the Issuer; provided, however, that (1) under such Permitted Modification, (i) the aggregate period of all extensions on a Receivable shall not exceed eight months, provided, further, that any extension on a Receivable with respect to which the related Obligor’s ability to make on-time payments was adversely affected by a major disaster (as declared by the President of the United States), shall not be included in the calculation of the aggregate period of all extensions for purposes of this Section 4.2(c)(i) with respect to such Receivable, (ii) in no event may a Receivable be extended beyond the Collection Period immediately preceding the latest Final Scheduled Distribution Date; and (iii) the aggregate period of all payment reductions on a Receivable shall not exceed six months; and (2) in accordance with its Customary Servicing Practices, the Servicer may grant exceptions with respect to the foregoing limitations so long as any such exception is approved at the appropriate level of authority.
(d)     The Servicer, acting as agent for the Issuer, shall use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor’s bank account, to be made directly to the Lockbox Bank pursuant to the Lockbox Account Agreement.  The Servicer shall use its best efforts to notify or direct the Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than two Business Days after receipt and identification of such payments.  The Lockbox Account shall be a demand deposit account held by the Lockbox Bank.  Each of the Issuer and the Indenture Trustee agrees that it shall not deliver, or cause to be delivered, a direction (an “Enforcement Event Notice” as defined in the Intercreditor Lockbox Agreement) to the Intercreditor Agent which would have the effect of requiring the Intercreditor Agent to exercise control rights over the Lockbox Account, (i) unless a Servicer Termination Event shall have occurred and a successor Servicer shall have been appointed and assumed all of the rights and obligations of a successor Servicer in accordance with the terms of this Agreement, and (ii) the Indenture Trustee has received the necessary information to send the  Enforcement Event Notice.  The Indenture Trustee shall deliver an Enforcement Event Notice at the written direction of the Majority Noteholders, after the appointment of the successor Servicer as described above.  The Indenture Trustee shall have no obligation to deliver an Enforcement Event Notice to the Intercreditor Agent unless the Indenture Trustee has (i) received written direction to deliver an Enforcement Event Notice from the Majority Noteholders, (ii) the successor Servicer shall have been appointed and assumed all of the rights and obligations of a successor Servicer in accordance with the terms of this Agreement, and (iii) the Indenture Trustee has received the necessary information to send the  Enforcement Event Notice.

Prior to the Closing Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank), and shall have provided each such Obligor with remittance invoices in order to enable such Obligors to make such payments directly to the Lockbox Bank for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Bank.
Notwithstanding the Lockbox Account Agreement, or any of the provisions of this Agreement relating to the Lockbox Account Agreement, the Servicer shall remain obligated and liable to the Issuer, the Holding Trust, the Indenture Trustee and Noteholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof; provided, however, that the foregoing shall not apply to any successor Servicer for so long as the Lockbox Bank is performing its obligations pursuant to the terms of the Lockbox Account Agreement.
In the event of a termination of the Servicer, the successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under the Lockbox Intercreditor Agreement subject to the terms hereof.  In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer’s interest therein and to have replaced the outgoing Servicer as a party to the Lockbox Intercreditor Agreement to the same extent as if the Lockbox Intercreditor Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under the Lockbox Account Agreement.  The outgoing Servicer shall, upon request of the Indenture Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to the Lockbox Intercreditor Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of the Lockbox Intercreditor Agreement to the successor Servicer.  In the event that the Majority Noteholders elect to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Majority Noteholders to the Indenture Trustee or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the lockbox arrangements established by the successor.
(e)     The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Lockbox Bank as soon as practicable, but in no event later than two Business Days after identification thereof, and such amounts shall be deposited into the Lockbox Account and transferred from the Lockbox Account to the Collection Account in accordance with Section 4.2(d) hereof.
(f)     Exeter shall not cause or permit the substitution of the Financed Vehicle relating to a Receivable unless:  (i) the substitution is a replacement of the Financed Vehicle originally financed under the related Receivable; (ii) the Financed Vehicle originally financed under the related Receivable was (x) insured under an Insurance Policy as required under Section 4.4(a) at the time of a casualty loss that is treated as a total loss under such Insurance Policy, (y) deemed to be a “lemon” pursuant to applicable state law and repurchased by the related Dealer or (z) the subject of an order by a court of competent jurisdiction directing Exeter to substitute another vehicle under the related Receivable; (iii) the related Receivable is not more than 30 days delinquent; (iv) the Obligor is deemed to be in “good standing” by the Servicer and is not in breach of any requirement under the related Receivable; (v) the replacement Financed Vehicle has a book value (N.A.D.A.) at least equal to the book value (N.A.D.A.) of the Financed Vehicle that is being replaced, measured immediately before the casualty loss or replacement by the Dealer and (vi) as of the date of such substitution, the replacement Financed Vehicle’s mileage is no greater than the mileage on the Financed Vehicle that is being replaced; provided, however, that if the substitution is made pursuant to clause (ii)(z), above, clauses (iii) through (vi) inclusive, shall not be applicable.  Exeter shall not cause or permit the substitution of Financed Vehicles relating to Receivables having an original aggregate Principal Balance greater than two percent (2.00%) of the Original Pool Balance, (the “Substitution Limit”).  In the event that the Substitution Limit is exceeded for any reason, Exeter shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit.
(g)     Notwithstanding anything to the contrary in this Agreement, the other Basic Documents or in any other document, neither the Servicer, the Backup Servicer, nor the Seller (nor any agent of either person) shall be authorized or empowered to acquire any other investments, reinvest any proceeds of the Issuer or the Holding Trust or engage in activities other than the foregoing, and, in particular neither the Servicer, the Backup Servicer, nor the Seller (nor any agent of either person) shall be authorized or empowered to do anything that would cause the Holding Trust to fail to qualify as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.
SECTION 4.3     Realization upon Receivables.
(a)     Consistent with its Customary Servicing Practices, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by the taking of actions in accordance with its Customary Servicing Practices.  The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers and Direct Lenders, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable.  The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair of such Financed Vehicle unless it expects in its sole discretion, that such repair shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses.  The Servicer, in its sole discretion, may in accordance with its Customary Servicing Practices sell any Receivable’s deficiency balance and take such other actions in respect of any Liquidated Receivable to the extent it reasonably believes such actions will maximize recoveries with respect to such Receivable in accordance with its Customary Servicing Practices.  All amounts received upon liquidation of a Financed Vehicle or sale of a Receivable shall be remitted directly by the Servicer to the Lockbox Account as soon as practicable, but in no event later than the Business Day after receipt thereof.  The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of Liquidation Proceeds received during the Collection Period in which such expenses were incurred or, to the extent not reimbursed, from the Liquidation Proceeds of such Financed Vehicle if received during a subsequent Collection Period, with any deficiency obtained from the Obligor or any amounts received from the related Dealer or Direct Lender, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(e)) to the extent of such expenses.  The Servicer shall pay on behalf of the Holding Trust any personal property taxes assessed on repossessed Financed Vehicles.  The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.  In addition, the Servicer may enter into settlement arrangements relating to the collection of matured loan balances to the extent it believes such arrangements will maximize recoveries and will apply any such amounts collected in accordance with its Customary Servicing Practices.
(b)     If the Servicer, or if Exeter is no longer the Servicer, Exeter at the request of the Servicer, elects to commence a legal proceeding to enforce a Dealer Agreement, Direct Lender Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Holding Trust to the Servicer, or to Exeter at the request of the Servicer, of the rights under such Dealer Agreement, Direct Lender Agreement or Dealer Assignment for purposes of collection only.  If, however, in any enforcement suit or legal proceeding it is held that the Servicer or Exeter, as appropriate, may not enforce a Dealer Agreement, Direct Lender Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Direct Lender Agreement or Dealer Assignment, the Owner Trustee and/or the Indenture Trustee, at Exeter’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems (or Exeter, at the request of the Servicer, deems) reasonably necessary to enforce the Dealer Agreement, Direct Lender Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Holding Trust and the Owner Trustee and/or the Indenture Trustee for the benefit of the Noteholders.  All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(e).
SECTION 4.4     Insurance.
(a)     The Servicer shall require, in accordance with its Customary Servicing Practices, that each Financed Vehicle be insured by the related Obligor at origination of the related Receivable under the Insurance Policies referred to in Paragraph 12 of the Schedule of Representations, and shall monitor the status of such physical loss and damage insurance coverage thereafter in accordance with its Customary Servicing Practices.  Each Receivable requires the Obligor to maintain such physical loss and damage insurance and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance.  If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in Paragraph 12 of the Schedule of Representations

(including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its Customary Servicing Practices.  The Servicer may maintain a vendor’s single interest or other collateral protection insurance policy with respect to all Financed Vehicles (“Collateral Insurance”) which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle.  The Servicer may cause itself or the Indenture Trustee to be named as named insured under all policies of Collateral Insurance.  Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.
(b)     The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as “Force-Placed Insurance”).  All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer.  Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).
(c)     In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer.  In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable.  For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes and the Certificates.  The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums.  If an Obligor makes a payment with respect to a Receivable having Force‑Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Receivables Payments and then to the Insurance Add-On Amount.  Net Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount.  If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Holding Trust for the Purchase Amount on any subsequent Determination Date.  Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.
(d)     The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Holding Trust.  If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Holding Trust under such Insurance Policy to the Servicer for purposes of collection only.  If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Indenture Trustee, at the Servicer’s expense (if the Servicer is Exeter), or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Holding Trust and the Owner Trustee and/or the Indenture Trustee for the benefit of the Noteholders.
SECTION 4.5     Maintenance of Security Interests in Vehicles.
(a)     Consistent with the terms of this Agreement, the Servicer shall take such steps on behalf of the Holding Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re‑recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables.  The Indenture Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Holding Trust as necessary because of the relocation of a Financed Vehicle or for any other reason; provided, that the Indenture Trustee shall have no obligation to monitor the security interest granted by the Obligors under the respective Receivables.  In the event that the assignment of a Receivable to the Holding Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Holding Trust, the Servicer hereby agrees that the designation of Exeter as the secured party on the Lien Certificate is in its capacity as Servicer as agent of the Holding Trust.
(b)     Upon the occurrence of a Servicer Termination Event, the Indenture Trustee and the Servicer shall take or cause to be taken such action as may, in the Opinion of Counsel to the Majority Noteholders, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Holding Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the Opinion of Counsel to the Majority Noteholders, be necessary or prudent.
Exeter hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor.  In no event shall the Indenture Trustee or any successor Servicer be required to expend funds in connection with this Section 4.5 that will not otherwise be reimbursed to it.  To the extent that Exeter fails to reimburse the Indenture Trustee or any successor Servicer for any such amounts, such expenses shall be reimbursed pursuant to Section 5.7(a)(ii) hereof.  Exeter hereby appoints the Indenture Trustee as its attorney-in-fact to take any and all steps required to be performed by Exeter pursuant to this Section 4.5(b) (it being understood that and agreed that the Indenture Trustee shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which Exeter has paid all expenses), including execution of Lien Certificates or any other documents in the name and stead of Exeter, and the Indenture Trustee hereby accepts such appointment.

SECTION 4.6     Covenants, Representations, and Warranties of Servicer.
(a)     By its execution and delivery of this Agreement, the initial Servicer makes the following representations, warranties and covenants on which the Indenture Trustee relies in accepting the Receivables and authenticating the Notes:
(i)     Liens in Force.  The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;
(ii)     No Impairment.  The Servicer shall do nothing to impair the rights of the Issuer, the Holding Trust or the Noteholders in the Receivables, the Dealer Agreements, the Direct Lender Agreements, the Dealer Assignments, the Insurance Policies or the Other Conveyed Property except as otherwise expressly provided herein;
(iii)     No Amendments.  The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2;
(iv)     Restrictions on Liens.  The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Indenture Trustee for the benefit of the Noteholders and the restrictions on transferability imposed by this Agreement or (B) file under the Uniform Commercial Code of any jurisdiction any financing statement which names Exeter or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Indenture Trustee, for the benefit of the Noteholders; and
(v)     Servicing System.  The Servicer shall promptly notify the Backup Servicer of any material changes which the Servicer makes to its servicing system and provide sufficient detail with respect thereto to the Backup Servicer as the Backup Servicer may require.
(b)     The initial Servicer represents, warrants and covenants as of the Closing Date as to itself that the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct; provided that such representations and warranties contained therein and herein shall not apply to any entity other than Exeter.
SECTION 4.7     Purchase of Receivables Upon Breach of Covenant.  Upon (i) discovery by the Servicer or (ii) the receipt of written notice or actual knowledge by a Responsible Officer of the Indenture Trustee, a Responsible Officer of the Owner Trustee or a Responsible Officer of the Backup Servicer, of a breach of any of the covenants set forth in Sections 4.5(a) or 4.6 hereof, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of Exeter as Servicer under this Section.  As of the second Accounting Date following its discovery or actual knowledge or receipt of notice, as applicable, of any breach of any covenant set forth in Sections 4.5(a) or 4.6 hereof which materially and adversely affects the interests of the Noteholders in any Receivable (including any Liquidated Receivable) (or, at Servicer’s election, the first Accounting Date so following) or the related Financed Vehicle, Servicer shall, unless such breach shall have been cured in all material respects, purchase from the Holding Trust the Receivable affected by such breach and, on the related Determination Date, Servicer shall pay the related Purchase Amount.  Any such breach will be deemed not to have a material and adverse effect on the interests of the Noteholders in the Receivable if such breach has not affected the ability of the Holding Trust or Noteholders to receive and retain timely payment in full on such Receivable.  It is understood and agreed that the obligation of Servicer to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against Servicer for such breach available to the Noteholders, the Owner Trustee, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) or the Indenture Trustee.  Except as expressly set forth in the Basic Documents, neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 4.7, the eligibility of any Receivable for purposes of this Agreement or to enforce the repurchase obligations of Servicer.  This Section shall survive the termination or assignment of this Agreement and the earlier removal or resignation of the Indenture Trustee and/or the Backup Servicer.
SECTION 4.8     Total Servicing Fee; Payment of Certain Expenses by Servicer.  On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period (together, the “Servicing Fee”) pursuant to Section 5.7.  The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports made by the Servicer to the Noteholders).  The Servicer shall be liable for (i) the fees and expenses of the Independent Accountant and (ii) to the extent not paid or reimbursed on any Distribution Date pursuant to Section 5.7(a) hereof or Section 5.6 of the Indenture, as applicable, the fees, expenses and indemnification amounts due to the Owner Trustee, the Backup Servicer, the Indenture Trustee, the Custodian and the Lockbox Bank.  Notwithstanding the foregoing, if the Servicer shall not be Exeter, a successor to Exeter as Servicer, including the Backup Servicer permitted by Section 9.3, shall not be liable for taxes levied or assessed against the Issuer or the Holding Trust or claims against the Issuer or the Holding Trust in respect of indemnification, or the fees, expenses and indemnification amounts referred to above.
SECTION 4.9     Servicer’s Certificate.  No later than noon Eastern time on each Determination Date, the Servicer shall deliver (facsimile or other electronic delivery being acceptable) to the Backup Servicer, the Indenture Trustee and the Owner Trustee the monthly Servicer’s Certificate.  The Servicer will also make available the Servicer’s Certificate to each Rating Agency on the same date the Servicer’s Certificate is publicly available (provided that if the Servicer’s Certificate is not made publicly available, the Servicer will deliver it to each Rating Agency, no later than the 15th of each month (or if not a Business Day, the next succeeding Business Day)).  The Servicer’s Certificate will be executed by a Responsible Officer of the Servicer and contain among other things:  (i) all information necessary to enable the Indenture Trustee to make the distributions required by Sections 5.7(a) and 5.7(b), (ii) a listing of all Purchased Receivables purchased by the Servicer as of the related Accounting Date, identifying the Receivables so purchased by the Servicer, (iii) all information necessary to enable the Backup Servicer to perform the actions specified in Section 4.13, (iv) all information necessary to enable the Indenture Trustee to send the statements to Noteholders required by Section 5.9 and (v) for the first Servicer’s Certificate, the disclosure required by Rule 4(c)(1)(ii) of Regulation RR.  Receivables purchased by the Servicer or by the Seller on the related Accounting Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables).
SECTION 4.10     Annual Statement as to Compliance, Notice of Servicer Termination Event.
(a)     To the extent required by Section 1123 of Regulation AB, the Servicer shall deliver to the Indenture Trustee, the Owner Trustee, the Backup Servicer and each Rating Agency, on or before March 31 (or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year (regardless of whether the Seller has ceased filing reports under the Exchange Act), beginning on March 31, 2027, an officer’s certificate signed by any Responsible Officer of the Servicer, dated as of December 31 of the previous calendar year, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such period, or, if there has been a failure to fulfill any such obligation in any material respect, identifying each such failure known to such officer and the nature and status of such failure.
(b)     The Servicer shall deliver to the Indenture Trustee, the Owner Trustee, the Backup Servicer and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 9.1(a).  The Seller or the Servicer shall deliver to the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 9.1.
(c)     The Servicer will deliver to the Issuer, on or before March 31 of each year, beginning on March 31, 2027, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria specified in Exhibit B as applicable to the Servicer during the immediately preceding calendar year or such other criteria as agreed to by the Issuer, the Seller and the Servicer, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.
(d)     To the extent required by Regulation AB, the Servicer will cause any affiliated servicer or any other party deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB to provide to the Issuer, on or before March 31 of each year, beginning on March 31, 2027, a report regarding such party’s assessment of compliance with any Servicing

Criteria applicable to such Person during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.
(e)     Citibank, N.A. acknowledges, in its capacity as Indenture Trustee under this Agreement and the Basic Documents, that to the extent it is deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB, it will take such actions as may be necessary to ensure compliance with the requirements of Section 4.10(d) and Section 4.11(b) and with Item 1122 of Regulation AB, to the extent such requirements relate to the Indenture Trustee’s participation in the servicing function. With respect to any such documentation delivered under Section 4.10(d), such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit B as applicable to the Indenture Trustee or such other criteria as agreed to by the Issuer, the Seller, the Servicer and the Indenture Trustee.  Such required documentation will be delivered to the Servicer and the Seller by March 15th of each calendar year.
SECTION 4.11     Annual Independent Public Accountants’ Reports.
(a)     The Servicer shall cause Independent Accountants, who may also render other services to the Servicer or its Affiliates, to deliver to the Backup Servicer, the Owner Trustee and the Indenture Trustee, on or before March 31 (or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning in March 31, 2027, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of the Servicer, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(c), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.
(b)     Each party required to deliver an assessment of compliance described in Section 4.10(d) shall cause Independent Accountants, who may also render other services to such party or its Affiliates, to deliver to the Backup Servicer, the Owner Trustee, the Indenture Trustee and the Servicer, on or before March 31 (or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning in March 31, 2027, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of such party, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(d), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.
(c)     The Servicer shall cause a firm of Independent Accountants, who may also render other services to the Servicer or to the Seller, (1) to deliver to the Backup Servicer, the Owner Trustee and the Indenture Trustee on or before April 30 (or 120 days after the end of the Servicer’s fiscal year, if other than December 31) of each year, beginning on April 30, 2027, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate (which period shall not be less than six months)), a copy of the Form 10-K filed with the United States Commission for Exeter Finance Corp., which filing includes a statement that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; and (2) upon request of the Backup Servicer, the Owner Trustee or the Indenture Trustee, to issue an acknowledgement to the effect that such firm has audited the books and records of Exeter Finance Corp., in which the Servicer is included as a consolidated subsidiary, and issued its report pursuant to item (1) of this section and that the accounting firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.
(d)     Neither the Indenture Trustee nor the Backup Servicer shall be liable for any claims, liabilities or expenses relating to such accountants’ engagement or any report issued in connection with such engagement, and the dissemination of any such report other than pursuant to the Basic Documents or applicable law is subject to the written consent of such accountants.
SECTION 4.12     Access to Certain Documentation and Information Regarding Receivables.  The Servicer shall provide to representatives of the Backup Servicer, the Owner Trustee and the Indenture Trustee reasonable access to the documentation regarding the Receivables.  In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours.  Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.
SECTION 4.13     Monthly Tape.  No later than the second Business Day after each Distribution Date, the Servicer will deliver to the Backup Servicer an electronic file in a form acceptable to the Backup Servicer containing all information necessary to allow the Backup Servicer to perform the actions set forth hereunder (the “Monthly Tape”).  The Backup Servicer shall use such Monthly Tape to (i) confirm that such Monthly Tape is in readable form, and (ii) calculate and confirm against the Servicer’s Certificate for the related period: (A) the Pool Balance as of the close of business on the last day of the related Collection Period, (B) the number and aggregate principal balance of Receivables that were 31-60 days, 61-90 days and more than 90 days delinquent as of the close of business on the last day of the related Collection Period, (C) statistical data related to the average Principal Balance, weighted average APR, weighted average original term, weighted average remaining term and number of Receivables for the related and preceding Collection Periods, (D) Extension Rate with respect to the related Collection Period and (E) the aggregate Principal Balance of the Receivables that have been extended during such Collection Period.  The Backup Servicer shall use the Servicer’s Certificate to recalculate and confirm the accuracy of the following: (A) the Principal Payment Amount pursuant to Section 5.7(a)(xix) on the related Distribution Date, (B) the Noteholders’ Monthly Interest Distributable Amount on the related Distribution Date to each Class of Notes, (C) Reserve Account Withdrawal Amount, (D) Reserve Account Deposit Amount, (E) the outstanding principal amount of each Class of Notes after giving effect to all distributions of principal on the related Distribution Date, (F) the Note Pool Factor for each Class of Notes after giving effect to all distributions of principal on the related Distribution Date, (G) the aggregate Noteholders’ Interest Carryover Amount on the related Distribution Date (before giving effect to any distribution of interest on the related Distribution Date), (H) the Servicing Fee for the related Collection Period, (I) Class N Reserve Account Withdrawal Amount, and (J) Class N Reserve Account Deposit Amount.  The Backup

Servicer shall certify to the Indenture Trustee that it has verified the Servicer’s Certificate in accordance with this Section and shall notify the Servicer and the Indenture Trustee of any discrepancies, in each case, on or before the fifth Business Day following the receipt of the Monthly Tape and the Servicer’s Certificate.  In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next succeeding Distribution Date, but in the absence of a reconciliation, the Servicer’s Certificate shall control for the purpose of calculations and distributions with respect to the next succeeding Distribution Date.  In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer’s Certificate by the next succeeding Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer’s expense, to audit the Servicer’s Certificate and, prior to the last day of the month after the month in which such Servicer’s Certificate was delivered, reconcile the discrepancies.  The effect, if any, of such reconciliation shall be reflected in the Servicer’s Certificate for such next succeeding Determination Date.  In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Controlling Party (acting at the written direction of the Majority Noteholders), deliver to the Backup Servicer or any successor Servicer its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables.  Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer.  The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.  In the performance of its duties hereunder, the Backup Servicer shall be entitled to conclusively rely on the Servicer’s Certificate or written notice with respect to the occurrence of any Default, Event of Default or other event which affects the verification obligations of the Backup Servicer, with no duty to independently verify the information therein or confirm whether any such event has occurred or otherwise make any determination with respect thereto.
Notwithstanding the foregoing, if the Monthly Tape or the Servicer’s Certificate does not contain sufficient information for the Backup Servicer to perform any action specified in this section, the Backup Servicer shall promptly notify the Servicer of any additional information to be delivered by the Servicer to the Backup Servicer, and the Backup Servicer and the Servicer shall mutually agree upon the form thereof; provided, however, that the Backup Servicer shall not be liable for the performance of any action unable to be taken under this section without such additional information until it is received from the Servicer.
ARTICLE 5
Trust Accounts; Distributions; Statements to Noteholders
SECTION 5.1     Establishment of Trust Accounts.
(a)     (i)     The Indenture Trustee, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders.  The Collection Account shall initially be established with the Indenture Trustee. The parties hereto acknowledge and agree that on the

Closing Date, proceeds from the sale of the Notes may be deposited into the Collection Account and distributed by the Indenture Trustee on the Closing Date to such Persons and in such amounts that are set forth in the closing flow of funds delivered to the Indenture Trustee by Exeter on August 31, 2026 in the document entitled “EART 2026-4 Flow of Funds Final External Signed.pdf”.
(ii)     The Indenture Trustee, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders.  The Note Distribution Account shall initially be established with the Indenture Trustee.
(iii)     The Indenture Trustee, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders.  The Reserve Account shall initially be established with the Indenture Trustee.
(iv)     The Indenture Trustee, on behalf of the Class N Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Class N Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Class N Noteholders.  The Class N Reserve Account shall initially be established with the Indenture Trustee.
(b)     Funds on deposit in the Collection Account, the Reserve Account, the Note Distribution Account and the Class N Reserve Account (collectively, the “Trust Accounts”) shall be invested by the Indenture Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise).  All such Eligible Investments on deposit in the Collection Account, the Reserve Account and the Note Distribution Account shall be held by or on behalf of the Indenture Trustee for the benefit of the Noteholders, and all such Eligible Investments on deposit in the Class N Reserve Account shall be held by or on behalf of the Indenture Trustee for the benefit of the Class N Noteholders.  Funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date.  All Eligible Investments will be held to maturity.  Each institution at which the relevant Trust Account is maintained shall invest the funds therein as directed in writing by the Servicer in Eligible Investments.  Absent written direction by the Servicer, funds will remain uninvested (it being understood that any successor Servicer shall have no obligation to select Eligible Investments).  The Servicer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Eligible Investments or the Indenture Trustee’s receipt of a broker’s confirmation.  The Servicer agrees that such notifications shall not be provided by the Indenture Trustee hereunder, and the Indenture Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity.  No statement need be made available for any account if no activity has occurred in such account during such period.

(c)     All Investment Earnings of moneys deposited in each of the Collection Account, the Reserve Account and the Note Distribution Account shall be deposited (or caused to be deposited) in the Collection Account on or before the related Distribution Date by the Indenture Trustee and applied as Available Funds on such Distribution Date, and any loss resulting from such investments shall be charged to such Trust Account.  All Investment Earnings of moneys deposited in the Class N Reserve Account will be deposited into the Class N Reserve Account on or before the related Distribution Date, and any loss resulting from such investments shall be charged to the Class N Reserve Account. The Servicer will not direct the Indenture Trustee to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.
(d)     The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
(e)     If (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in the Trust Accounts to the Indenture Trustee by 1:00 p.m. Eastern time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or received from the Issuer Property are being applied as if there had not been such a declaration; then the funds in the Trust Accounts shall remain uninvested.
(f)     (i)     The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof for the benefit of the Noteholders and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate.  Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders.  If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.  In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Servicer shall notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.
(ii)     With respect to the Trust Account Property, the Indenture Trustee agrees that:

(A)     any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;
(B)     any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Indenture Trustee;
(C)     the “securities intermediary’s jurisdiction” for purposes of Section 8-110 of the UCC shall be the State of New York;
(D)     any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;
(E)     any Trust Account Property that is an “uncertificated security” or a “security entitlement” under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) or (d), if applicable, of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security; and
(F)     any cash that is Trust Account Property shall be considered a “financial asset” under Article 8 of the UCC.
(g)     The Servicer shall have the power to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Indenture Trustee to carry out their respective duties hereunder.
SECTION 5.2     [Reserved].
SECTION 5.3     Certain Reimbursements to the Servicer.  The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds.  The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(a)(i) upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee.  The Servicer will additionally be entitled to receive from amounts on deposit in the Collection Account with respect to a Collection Period any amounts paid by Obligors that were deposited in the Lockbox Account but that do not relate to (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables.

SECTION 5.4     Application of Collections.  All collections for the Collection Period shall be applied by the Servicer as follows:
(a)     With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method.
(b)     All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.7(a).
SECTION 5.5     [Reserved].
SECTION 5.6     Additional Deposits.
(a)     The Servicer and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables.
(b)     The proceeds of any purchase or sale of the assets of the Holding Trust described in Section 10.1 hereof shall be deposited in the Collection Account.
SECTION 5.7     Distributions.
(a)     On each Distribution Date, the Indenture Trustee shall (based solely on the information contained in the Servicer’s Certificate delivered with respect to the related Determination Date) apply or cause to be applied the sum of (x) the Available Funds (after withdrawing amounts deposited in error and Liquidation Proceeds relating to Purchased Receivables) for the related Collection Period, (y) the Reserve Account Withdrawal Amount for such Distribution Date and (z) the Class N Reserve Account Withdrawal Amount for such Distribution Date (such sum, the “Total Available Funds”) to distribute the following amounts from the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefor, and in the following order of priority; provided, that any amounts withdrawn from the Class N Reserve Account for distribution on such Distribution Date (including, without limitation, the Class N Reserve Account Withdrawal Amount) shall be available solely for application pursuant to clauses (xx) through (xxiv) below, and shall constitute “Total Available Funds” solely with respect to such clauses:
(i)     from the Total Available Funds, to the Servicer, (1) the Base Servicing Fee for the related Collection Period, (2) any Supplemental Servicing Fees for the related Collection Period, (3) any amounts specified in Section 5.3, to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.3, and to the extent not retained by the Servicer; to Exeter, any amounts paid by Obligors during the related Collection Period that did not relate to (x) principal and interest payments due on the Receivables and (y) any fees or expenses related to extensions due on the Receivables, and (4) to any successor Servicer, transition fees not to exceed $200,000 (including boarding fees) in the aggregate;

(ii)     from the Total Available Funds, to each of the Indenture Trustee, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed), the Custodian, the Asset Representations Reviewer, the Lockbox Bank, the Intercreditor Agent and the Owner Trustee, pro rata based on amounts due, their respective accrued and unpaid fees, expenses and indemnities (in each case, to the extent such fees, expenses and indemnities have not been previously paid by Exeter and, in the case of any such amounts payable to the Lockbox Bank or the Intercreditor Agent, as applicable, to the extent such amounts are allocable to the Issuer, and provided that such fees, expenses and indemnities payable shall not exceed (u) $100,000 in the aggregate in any calendar year to the Owner Trustee, (v) $25,000 in the aggregate in any calendar year to the Custodian, (w) $100,000 in the aggregate in any calendar year to the Indenture Trustee and the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed), (x) $50,000 in the aggregate in any calendar year to the Asset Representations Reviewer, (y) $50,000 in the aggregate in any calendar year to the Lockbox Bank and (z) $25,000 in the aggregate in any calendar year to the Intercreditor Agent);
(iii)     from the Total Available Funds, to the Note Distribution Account for further distribution to the Class A Noteholders, pro rata based on the amount of interest due to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the Noteholders’ Interest Distributable Amount for the Class A Notes for such Distribution Date;
(iv)     from the Total Available Funds, to the Note Distribution Account for further distribution as provided in paragraph (b) below, the Class A Principal Parity Amount;
(v)     from the Total Available Funds, to the Note Distribution Account for further distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class A Notes;
(vi)     from the Total Available Funds, to the Note Distribution Account for further distribution to the Class B Noteholders, the Noteholders’ Interest Distributable Amount for the Class B Notes for such Distribution Date;
(vii)     from the Total Available Funds, to the Note Distribution Account for further distribution as provided in paragraph (b) below, the Class B Principal Parity Amount;
(viii)     from the Total Available Funds, to the Note Distribution Account for further distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class B Notes;
(ix)     from the Total Available Funds, to the Note Distribution Account for further distribution to the Class C Noteholders, the Noteholders’ Interest Distributable Amount for the Class C Notes for such Distribution Date;
(x)     from the Total Available Funds, to the Note Distribution Account for further distribution as provided in paragraph (b) below, the Class C Principal Parity Amount;

(xi)     from the Total Available Funds, to the Note Distribution Account for further distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class C Notes;
(xii)     from the Total Available Funds, to the Note Distribution Account for further distribution to the Class D Noteholders, the Noteholders’ Interest Distributable Amount for the Class D Notes for such Distribution Date;
(xiii)     from the Total Available Funds, to the Note Distribution Account for further distribution as provided in paragraph (b) below, the Class D Principal Parity Amount;
(xiv)     from the Total Available Funds, to the Note Distribution Account for further distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class D Notes;
(xv)     from the Total Available Funds, to the Note Distribution Account for further distribution to the Class E Noteholders, the Noteholders’ Interest Distributable Amount for the Class E Notes for such Distribution Date;
(xvi)     from the Total Available Funds, to the Note Distribution Account for further distribution as provided in paragraph (b) below, the Class E Principal Parity Amount;
(xvii)     from the Total Available Funds, to the Note Distribution Account for further distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class E Notes;
(xviii)     from the Total Available Funds, to the Reserve Account, the Reserve Account Deposit Amount for such Distribution Date;
(xix)     from the Total Available Funds, to the Note Distribution Account for further distribution as provided in paragraph (b) below, the Principal Payment Amount;
(xx)     from the Total Available Funds, to the Note Distribution Account for further distribution to the Class N Noteholders, the Noteholders’ Interest Distributable Amount for the Class N Notes for such Distribution Date;
(xxi)     from the Total Available Funds, to the Class N Reserve Account, the Class N Reserve Account Deposit Amount for such Distribution Date;
(xxii)     from the Total Available Funds, to the Note Distribution Account for further distribution to the Class N Noteholders, the amount necessary to reduce the outstanding principal balance of the Class N Notes to zero;
(xxiii)     from the Total Available Funds, to pay each of the Indenture Trustee, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed), the Custodian, the Asset Representations Reviewer, the Lockbox Bank, the Intercreditor Agent, the Owner Trustee and any successor Servicer, pro rata based on amounts due to each such party, any fees, expenses and indemnities then due to such party that are in excess of the related cap or annual limitation specified in clauses (i) and (ii) above; and
(xxiv)     from the Total Available Funds, to the Certificate Distribution Account for distribution to the Certificateholders in accordance with the Trust Agreement, the aggregate amount remaining in the Collection Account.
On any Distribution Date with respect to which no Servicer’s Certificate was delivered, to the extent there are Available Funds in the Collection Account, the Indenture Trustee will make payments of the Noteholders’ Interest Distributable Amounts described in (iii), (vi), (ix), (xii), (xv) and (xx) above as well as any Matured Principal Shortfalls described in (v), (viii), (xi), (xiv) and (xvii) above.
Notwithstanding the foregoing, if on any Distribution Date the distribution priorities set forth in Section 5.6(a) or Section 5.6(b) of the Indenture are applicable then all distributions of Total Available Funds on such Distribution Date will be made in accordance with such applicable section of the Indenture rather than in accordance with the priorities set forth above.
(b)     On each Distribution Date, the Indenture Trustee shall apply or cause to be applied the aggregate of the amounts described in clause (iv), (v), (vii), (viii), (x), (xi), (xiii), (xiv), (xvi), (xvii) and (xix) of paragraph (a) above on that Distribution Date in the listed order of priority:
(i)     to the Class A-1 Noteholders in reduction of the remaining principal amount of the Class A-1 Notes, until the outstanding principal amount thereof has been reduced to zero;
(ii)     to the Class A-2 Noteholders in reduction of the remaining principal amount of the Class A-2 Notes, until the outstanding principal amount thereof has been reduced to zero;
(iii)     to the Class A-3 Noteholders in reduction of the remaining principal amount of the Class A-3 Notes, until the outstanding principal amount thereof has been reduced to zero;
(iv)     to the Class B Noteholders in reduction of the remaining principal amount of the Class B Notes, until the outstanding principal amount thereof has been reduced to zero;
(v)     to the Class C Noteholders in reduction of the remaining principal amount of the Class C Notes, until the outstanding principal amount thereof has been reduced to zero;
(vi)     to the Class D Noteholders in reduction of the remaining principal amount of the Class D Notes, until the outstanding principal amount thereof has been reduced to zero;

(vii)     to the Class E Noteholders in reduction of the remaining principal amount of the Class E Notes, until the outstanding principal amount thereof has been reduced to zero.
(c)     The amount deposited in the Note Distribution Account pursuant to Section 5.7(a)(xxii) shall be applied to the Class N Notes, until the outstanding principal amount of the Class N Notes is reduced to zero.
(d)     In the event that the Collection Account is maintained with an institution other than the Indenture Trustee, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Sections 5.7(a) and 5.7(b) on the related Distribution Date.
(e)     In the event that any withholding tax is imposed on the Holding Trust’s payment (or allocations of income) to a Holding Trust Certificateholder or the Issuer’s payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Holding Trust Certificateholder or Noteholder, as applicable, in accordance with this Section.  The Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Holding Trust Certificateholders or Noteholders sufficient funds for the payment of any tax attributable to the Holding Trust or the Issuer, as applicable (but such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to a Holding Trust Certificateholder or Noteholder shall be treated as cash distributed to such Holding Trust Certificateholder or Noteholder at the time it is withheld by Holding Trust or the Issuer, as applicable, and remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this clause (d).  In the event that a Holding Trust Certificateholder or a Noteholder wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with such Holding Trust Certificateholder or Noteholder in making such claim so long as such Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses (including legal fees and expenses) incurred.
(f)     Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date by wire transfer, in immediately available funds to the account of such Noteholder at a bank or other depository institution having appropriate wire transfer facilities, provided that the Noteholder has furnished the Note Paying Agent with wire instructions no later than seven (7) days prior to the related Distribution Date (which may be standing instructions).  Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.
(g)     Subject to Section 5.1 and this section, monies received by the Indenture Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Indenture Trustee shall not be liable for any interest thereon.

(h)     Notwithstanding Section 5.7(a), the Servicer shall, in the same order and priority described in such Section and in accordance with the written directions of Exeter Finance LLC, direct the Indenture Trustee to distribute to Exeter Finance LLC any amounts otherwise payable to the Lockbox Bank pursuant to such Section, to the extent that such amounts were withdrawn directly by the Lockbox Bank from funds on deposit in a bank account of Exeter Finance LLC.
SECTION 5.8     Reserve Account and Class N Reserve Account.
(a)     (i)     On the Closing Date, the Seller shall deposit the Specified Reserve Balance into the Reserve Account.  Amounts held from time to time in the Reserve Account shall be held by the Indenture Trustee for the benefit of the Noteholders.
(ii)     The Seller may, from time to time after the date hereof, request each Rating Agency to approve a formula for determining the Specified Reserve Balance that is different from the formula set forth herein, which may result in a decrease in the amount of the Specified Reserve Balance or change the manner by which the Reserve Account is funded.  Notwithstanding any other provision of this Agreement, if each Rating Agency then rating the Notes notifies the Seller (who shall send such notification to the Indenture Trustee) in writing that the use of any such new formula, and any decrease in the amount of the Specified Reserve Balance or change in the manner by which the Reserve Account is funded, will not result in the qualification, reduction or withdrawal of its then current rating of the Notes then the Specified Reserve Balance will be determined in accordance with such new formula and this Agreement will be amended to reflect such new formula without the consent of any Noteholder.
(iii)     On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) (A) if the amount on deposit in the Reserve Account (without taking into account any amount on deposit in the Reserve Account representing net investment earnings) is less than the Specified Reserve Balance, in which case the Indenture Trustee shall, after payment of any amounts required to be distributed pursuant to clauses (i) through (xvii) of Section 5.7(a) deposit in the Reserve Account the Reserve Account Deposit Amount pursuant to Section 5.7(a)(xviii), (B) if the amount on deposit in the Reserve Account, after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Distribution Date is greater than the Specified Reserve Balance, in which case the Indenture Trustee shall distribute the amount of such excess as part of Available Funds on such Distribution Date, and (C) if the amount on deposit in the Reserve Account, together with Available Funds, is sufficient to pay all amounts due pursuant to clauses (i) through (xvii) of Section 5.7(a) and the outstanding principal amount of each Class of Notes, in which case the Indenture Trustee shall distribute such amounts to pay the Notes in full on such Distribution Date.
(b)     (i)     On the Closing Date, the Seller shall deposit the Class N Specified Reserve Balance into the Class N Reserve Account.  Amounts held from time to time in the Class N Reserve Account shall be held by the Indenture Trustee for the benefit of the Class N Noteholders.

(ii)     On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) (A) if the amount on deposit in the Class N Reserve Account (without taking into account any amount on deposit in the Class N Reserve Account representing net investment earnings) is less than the Class N Specified Reserve Balance, in which case the Indenture Trustee shall, after payment of any amounts required to be distributed pursuant to clauses (i) through (xx) of Section 5.7(a) deposit in the Class N Reserve Account the Class N Reserve Account Deposit Amount pursuant to Section 5.7(a)(xxi), (B) if the amount on deposit in the Class N Reserve Account, after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Distribution Date is greater than the Class N Specified Reserve Balance, in which case the Indenture Trustee shall distribute the amount of such excess as part of Total Available Funds on such Distribution Date, and (C) if the amount on deposit in the Class N Reserve Account, together with Total Available Funds remaining after giving effect to distributions pursuant to clauses (i) through (xx) of Section 5.7(a), is sufficient to pay the outstanding principal amount of the Class N Notes, in which case the Indenture Trustee shall withdraw the amount then on deposit in the Class N Reserve Account and distribute such amount, together with other Total Available Funds available therefor, in accordance with clauses (xxii) through (xxiv) of Section 5.7(a) on such Distribution Date.
(c)     On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) to withdraw (i) the Reserve Account Withdrawal Amount from the Reserve Account and (ii) the Class N Reserve Account Withdrawal Amount from the Class N Reserve Account and, in each case, deposit such amounts in the Collection Account to be included as Total Available Funds for that Distribution Date.
(d)     Amounts properly transferred to the Certificate Distribution Account for payment to the Certificateholders pursuant to this Agreement shall not be available to the Indenture Trustee or the Issuer for the purpose of making deposits to the Reserve Account or the Class N Reserve Account, or making payments to the Noteholders, nor shall the Certificateholders be required to refund any amount properly received by them.
SECTION 5.9     Statements to Noteholders.
(a)     On or prior to each Distribution Date, the Indenture Trustee shall make available to each Noteholder of record a statement setting forth at least the following information as to the Notes to the extent such information has been received from the Servicer pursuant to Section 4.9 hereof:
(i)     the amount of such distribution allocable to principal of each Class of Notes;
(ii)     the amount of such distribution allocable to interest on or with respect to each Class of Notes;
(iii)     the required Reserve Account Withdrawal Amount or any excess released from the Reserve Account and included in Available Funds;

(iv)     the Pool Balance as of the close of business on the last day of the preceding Collection Period;
(v)     the aggregate outstanding principal amount of each Class of the Notes and the Note Pool Factor for each such Class after giving effect to payments allocated to principal reported under (i) above;
(vi)     the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;
(vii)     the Noteholders’ Interest Carryover Amount, if any, and the change in that amount from the preceding statement;
(viii)     the amount of the aggregate Realized Losses, if any, for the related Collection Period;
(ix)     the aggregate Purchase Amounts for Receivables, if any, that were repurchased by the Servicer or the Seller in such period; and
(x)     the required Class N Reserve Account Withdrawal Amount or any excess released from the Class N Reserve Account and included in Total Available Funds;
(b)     The Indenture Trustee will make available each month to each Noteholder the statements referred to in Section 5.9(a) above (and certain other documents, reports and information regarding the Receivables provided by the Servicer from time to time) via the Indenture Trustee’s internet website, with the use of a password provided by the Indenture Trustee.  The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents, reports and information regarding the Receivables provided by the Servicer. The Indenture Trustee’s internet website shall be initially located at http://sf.citidirect.com or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders.  In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer.  The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.  The Indenture Trustee shall have the right to change the way the statements referred to in Section 5.9(a) above are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements so long as such statements are only provided to the then current Noteholders.  The Indenture Trustee shall provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 12.3 hereof, Section 11.4 of the Indenture or Section 11.5 of the Indenture, as appropriate.

ARTICLE 6
[Reserved]
ARTICLE 7
The Seller
SECTION 7.1     Representations of Seller.  The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Indenture Trustee and Backup Servicer may rely.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer hereunder, the contribution of the Receivables to the Holding Trust pursuant to the Contribution Agreement and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
(a)     Organization and Good Standing.  The Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Issuer.
(b)     Due Qualification.  The Seller is duly qualified to do business as a foreign limited liability company, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller’s ability to transfer the Receivables and the Other Conveyed Property to the Issuer pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller’s obligations hereunder and under the Seller’s Basic Documents.
(c)     Power and Authority.  The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Issuer by it and has duly authorized such sale and assignment to the Issuer by all necessary action; and the execution, delivery and performance of this Agreement and the Seller’s Basic Documents have been duly authorized by the Seller by all necessary action.
(d)     Valid Sale, Binding Obligations.  This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller’s Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)     No Violation.  The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of formation or limited liability company agreement of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.
(f)     No Proceedings.  There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.
(g)     Solvency.  The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Receivables, nor does the Seller anticipate any pending insolvency.
(h)     No Consents.  The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.
(i)     True Sale.  The Receivables are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.
(j)     Ordinary Course of Business.  The transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party are in the ordinary course of the Seller’s business.
(k)     Chief Executive Office and Principal Place of Business.  As of the Closing Date, the chief executive office and principal place of business of the Seller is at 2101 W. John Carpenter Freeway, Irving, Texas 75063.
(l)     Investment Company Act.  None of the Seller, the Issuer or the Holding Trust is an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act.  The Issuer and the Holding Trust will rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(6) of the Investment Company Act and Section 3(c)(5) of the Investment Company Act, respectively, although there may be additional exclusions or exemptions available to the Issuer and the Holding Trust.  Neither the Issuer nor the Holding Trust is a “covered fund” for purposes of the Volcker Rule.
(m)     Schedule of Receivables.  The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.
(n)     Adverse Selection.  No selection procedures adverse to the Noteholders were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria set forth in this Agreement.
(o)     Not an Authoritative Copy.  With respect to each authoritative electronic copy of an EFLLC Receivable, each copy of such authoritative copy and any copy of a copy are readily identifiable as copies that are not the authoritative copy.
(p)     Revisions.  With respect to each EFLLC Receivable that is evidenced by an authoritative electronic copy, the related authoritative electronic copy has been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of such Contract must be made with the participation of the Custodian and (b) all revisions of the authoritative copy of such Contract must be readily identifiable as an authorized or unauthorized revision.
(q)     Pledge or Assignment.  With respect to each EFLLC Receivable that is evidenced by an authoritative electronic copy, the authoritative copy of such Contract communicated to the Custodian has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Custodian.
(r)     Contract Possession.  With respect to each EFLLC Receivable that is evidenced by an authoritative tangible copy, (a) the authoritative tangible fully executed original Contract (which may contain electronic, facsimile or manual signatures) is in the possession of the Custodian and the Indenture Trustee has received a Custodian’s Acknowledgment (as defined in the Custodian Agreement) from the Custodian that the Custodian is holding such fully executed original Contract solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer or (b) the Custodian received possession of such fully executed original Contract after the Indenture Trustee received a Custodian’s Acknowledgment (as defined in the Custodian Agreement) from the Custodian that the Custodian is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.
(s)     Security Interest in Financed Vehicle.  This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.  Immediately after the sale, transfer and assignment by the Seller to the Issuer (and the subsequent contribution to the Holding Trust), each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Indenture Trustee as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle).
(t)     All Filings Made.  Seller has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the State of Delaware under applicable law in order to perfect the security interest in the Receivables granted to the Issuer hereunder.
(u)     No Impairment.  Other than the security interest granted to the Issuer pursuant to this Agreement and except any other security interests that have been fully released and discharged as of the Closing Date, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables.  The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Issuer hereunder or that has been terminated.  The Seller is not aware of any judgment, ERISA or tax lien filings against it.
(v)     Lockbox Account.  Each Obligor has been, or will be, directed to make all payments on their related Receivable to the Lockbox Bank for deposit into the Lockbox Account.
(w)     Perfection.  The Seller has taken all steps necessary to perfect Exeter’s security interest against the related Obligors in the property securing the Receivables.
SECTION 7.2     Corporate Existence.
(a)     During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.
(b)     During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:
(i)     the Seller shall maintain corporate records and books of account separate from those of its Affiliates;
(ii)     except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;
(iii)     the Seller shall hold such appropriate meetings of its board of managers, or adopt resolutions pursuant to a unanimous written consent of the board of managers as are necessary to authorize all the Seller’s actions required by law to be authorized by the board of managers, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a limited liability company shall observe similar procedures in accordance with its governing documents and applicable law);
(iv)     the Seller shall at all times hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from its Affiliates;
(v)     all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s-length basis; and
(vi)     the Seller shall pay from its assets all obligations and indebtedness of any kind incurred by the Seller.
SECTION 7.3     Liability of Seller; Indemnities.
(a)     The Seller shall indemnify, defend and hold harmless the Issuer, the Holding Trust, the Owner Trustee, the Indenture Trustee and the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) and the officers, directors, employees and agents thereof and the Noteholders from and against any losses, liabilities or expenses incurred by reason of the Seller’s violation of federal or state securities laws in connection with the registration and sale of the Notes.
(b)     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Indenture Trustee or the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) and the termination or assignment of this Agreement, the Indenture, the Trust Agreement or the Holding Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation.  If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.
SECTION 7.4     Merger or Consolidation of, or Assumption of the Obligations of, Seller.  Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (ii) the Seller shall have delivered to the Owner Trustee, the Indenture Trustee and the Backup Servicer an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee, the Indenture Trustee and the Backup Servicer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been filed that are necessary fully to preserve and protect the interest of the Indenture Trustee and the Owner Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.  Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.
SECTION 7.5     Limitation on Liability of Seller and Others.  The Seller and any director, manager or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.
SECTION 7.6     Ownership of the Certificate or Notes.  The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of the Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document.  The Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Note owned by the Seller or any Affiliate thereof, during the time such Note is owned by them, shall be without voting rights for any purpose set forth in the Basic Documents.  The Seller shall notify the Owner Trustee and the Indenture Trustee with respect to any other transfer of the Certificates.
ARTICLE 8
The Servicer and the Backup Servicer
SECTION 8.1     Representations of Initial Servicer.  The initial Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer hereunder, the contribution of the Receivables to the Holding Trust pursuant to the Contribution Agreement and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
(a)     Representations and Warranties.  The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct; provided that such representations and warranties contained therein and herein shall not apply to any entity other than Exeter;
(b)     Organization and Good Standing.  The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

(c)     Due Qualification.  The Servicer is duly qualified to do business as a foreign limited liability company, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;
(d)     Power and Authority.  The Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer’s Basic Documents have been duly authorized by the Servicer by all necessary corporate action;
(e)     Binding Obligation.  This Agreement and the Servicer’s Basic Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;
(f)     No Violation.  The consummation of the transactions contemplated by this Agreement and the Servicer’s Basic Documents, and the fulfillment of the terms of this Agreement and the Servicer’s Basic Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;
(g)     No Proceedings.  There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;
(h)     No Consents.  The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(i)     Chief Executive Office and Principal Place of Business.  The chief executive office and principal place of business of the Servicer is located at 2101 W. John Carpenter Freeway, Irving, Texas 75063.
SECTION 8.2     Representations of Backup Servicer.  The Backup Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer hereunder, the contribution of the Receivables to the Holding Trust pursuant to the Contribution Agreement and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
(a)     Organization and Good Standing.  The Backup Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;
(b)     Due Qualification.  The Backup Servicer is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;
(c)     Power and Authority.  The Backup Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which the Backup Servicer is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Backup Servicer is a party have been duly authorized by the Backup Servicer by all necessary corporate action;
(d)     Binding Obligation.  This Agreement and the other Basic Documents to which the Backup Servicer is a party shall constitute the legal, valid and binding obligations of the Backup Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;
(e)     No Violation.  The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Backup Servicer is a party, and the fulfillment of the terms of this Agreement and the other Basic Documents to which the Backup Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Backup Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Backup Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Backup Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Backup Servicer or any of its properties;
(f)     No Proceedings.  There are no proceedings or investigations pending or, to the Backup Servicer’s knowledge, threatened against the Backup Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Backup Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents to which the Backup Servicer is a party, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents to which the Backup Servicer is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents to which the Backup Servicer is a party or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;
(g)     No Consents.  The Backup Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.
SECTION 8.3     Liability of Servicer and Backup Servicer; Indemnities.
(a)     The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.
(b)     The Servicer shall defend, indemnify and hold harmless the Issuer, the Holding Trust, the Indenture Trustee, the Owner Trustee, the Backup Servicer, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.
(c)     The Servicer (when the Servicer is Exeter) shall indemnify, defend and hold harmless the Issuer, the Holding Trust, the Indenture Trustee, the Owner Trustee, the Backup Servicer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions by or the activities of the Servicer contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Issuer or the conveyance of the rights thereto to the Holding Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.
(d)     The Servicer (when the Servicer is not Exeter) shall indemnify, defend and hold harmless the Issuer, the Holding Trust, the Indenture Trustee, the Owner Trustee, the Backup Servicer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Issuer or the conveyance of the rights thereto to the Holding Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.
(e)     The Servicer shall indemnify, defend and hold harmless the Issuer, the Holding Trust, the Indenture Trustee, the Owner Trustee, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed), their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities (including reasonable fees and expenses of outside counsel, which shall include any reasonable fees and expenses of outside counsel incurred in connection with (i) any enforcement of the indemnification obligation hereunder or (ii) the successful defense, in whole or in part, of any claim that the Indenture Trustee or the Backup Servicer breached its standard of care) to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Holding Trust, the Indenture Trustee, the Owner Trustee, the Backup Servicer or the Noteholders by reason of the breach of this Agreement by the Servicer, the gross negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement; provided, however, that the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities arising from its breach of any covenant for which the purchase of the affected Receivables is specified as the sole remedy pursuant to Section 4.7.  In the event the Servicer is unable to provide such indemnity payments due pursuant to this paragraph to the Owner Trustee, the Indenture Trustee or the Backup Servicer, and the Owner Trustee, the Indenture Trustee and the Backup Servicer shall collect such indemnities amounts pursuant to Section 5.7(a) hereof or Section 5.6 of the Indenture, as applicable.
(f)     The Backup Servicer shall defend, indemnify and hold harmless the Issuer, the Holding Trust, the Indenture Trustee, the Owner Trustee, the Servicer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Holding Trust, the Owner Trustee, the Indenture Trustee, the Servicer or the Noteholders by reason of (i) the breach of this Agreement caused by the negligence, willful misconduct or bad faith of the Backup Servicer, (ii) the gross negligence, misconduct, or bad faith of the Backup Servicer in the performance of its duties under this Agreement or (iii) by reason of reckless disregard of its obligations and duties under this Agreement.
(g)     Pursuant to Section 5.7(a) hereof or Section 5.6 of the Indenture, as applicable, the Issuer shall indemnify the Indenture Trustee, the Owner Trustee, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed), and the respective officers, directors, agents and employees thereof against any and all losses, liabilities or expenses (including reasonable fees and expenses of outside counsel, which shall include any reasonable fees and expenses of outside counsel incurred in connection with (i) any enforcement of the indemnification obligation hereunder or (ii) the successful defense, in whole or in part, of any claim that the Indenture Trustee or Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) breached its standard of care (other than overhead and expenses incurred in the normal course of business) incurred by each of them in connection with the acceptance or administration of the Issuer or the Holding Trust and the performance of their duties under the Basic Documents other than if such loss, liability or expense was incurred by the Indenture Trustee, Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) or the Owner Trustee as a result of any such entity’s willful misconduct, bad faith or gross negligence.  In the event the Issuer is unable to provide such indemnity payments due pursuant to Section 5.7(a) hereof or Section 5.6 of the Indenture, as applicable, Exeter shall pay such indemnities.
(h)     Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation.  If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.  Notwithstanding anything contained herein to the contrary, any indemnification payable by the Servicer to the Backup Servicer, to the extent not paid by the Servicer, shall be paid from Section 5.7(a) hereof or Section 5.6 of the Indenture, as applicable.
(i)     When the Indenture Trustee or the Backup Servicer incurs expenses after the occurrence of a Servicer Termination Event specified in Section 9.1(d) or (e) with respect to the Servicer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.
(j)     The indemnification provisions set forth under this Section 8.3 shall survive the termination or assignment of this Agreement, or the earlier removal or resignation of the Owner Trustee, the Indenture Trustee or the Backup Servicer.
SECTION 8.4     Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Backup Servicer.
(a)     Exeter shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to Exeter’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity (if not Exeter) shall be capable of fulfilling the duties of Exeter contained in this Agreement and such successor or surviving entity (if not Exeter) shall be acceptable to the Majority Noteholders, and shall be an eligible servicer. For the avoidance of doubt, the consent of the Majority Noteholders required in the preceding sentence shall not be applicable in the event Exeter is the resulting or surviving entity of any merger or consolidation.  Any corporation (i) into which Exeter may be merged or consolidated, (ii) resulting from any merger or consolidation to which Exeter shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of Exeter, or (iv) succeeding to the business of Exeter, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of Exeter under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to Exeter under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release Exeter from any obligation.  Exeter shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Indenture Trustee, the Noteholders and each Rating Agency.  Notwithstanding the foregoing, Exeter shall not merge or consolidate with any other Person or permit any other Person to become a successor to Exeter’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) Exeter shall have delivered to the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Rating Agencies an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) Exeter shall have delivered to the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Rating Agencies an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been filed that are necessary to preserve and protect the interest of the Holding Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.
(b)     The Backup Servicer may merge with any other corporation or banking association.  Any corporation or banking association (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.
SECTION 8.5     Limitation on Liability of Servicer, Backup Servicer and Others.
(a)     Neither Exeter, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) nor any of the directors, mangers or officers or employees or agents of Exeter or Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) shall be under any liability to the Issuer, the Holding Trust or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect Exeter, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement (in the case of Exeter) or willful misconduct, bad faith or gross negligence (excluding errors in judgment) in the performance of duties; provided, further, that this provision shall not affect any liability to indemnify the Indenture Trustee and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Indenture Trustee and the Owner Trustee, in their individual capacities.  Exeter, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) and any director, manager, officer, employee or agent of Exeter or Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.
(b)     The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Seller and the Noteholders shall look only to the Servicer to perform such obligations.  The Backup Servicer, the Indenture Trustee, the Owner Trustee and the Custodian shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer (or contractual agents) or the failure of any such other Person to prepare or provide such information.  The Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than its contractual agents), including the Servicer or the Majority Noteholders, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than its contractual agents), (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) the acts or omissions of any prior Servicer or any successor Backup Servicer.
(c)     The parties expressly acknowledge and consent to Citibank, N.A. acting in the possible dual capacity of Backup Servicer or successor Servicer and in the capacity as Indenture Trustee.  Citibank, N.A., may, in such dual or other capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Citibank, N.A., of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Noteholders except in the case of gross negligence and willful misconduct by Citibank, N.A..
SECTION 8.6     Delegation of Duties.  The Servicer may delegate duties under this Agreement to an Affiliate of the Servicer without first obtaining the consent of any Person.  The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles’ insurance and (iii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the consent of the Indenture Trustee, the Owner Trustee or the Backup Servicer and may perform other specific duties through such sub-contractors in accordance with the Servicer’s Customary Servicing Practices.  No delegation or sub-contracting by the Servicer of its duties herein in the manner described in this Section 8.6 shall relieve the Servicer of its responsibility with respect to such duties.
SECTION 8.7     Servicer and Backup Servicer Not to Resign.

(a)     Subject to the provisions of Section 8.4, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, if the Majority Noteholders do not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person.  Any such determination permitting the resignation of the Servicer or the Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Indenture Trustee and the Owner Trustee.  No resignation of the Servicer shall become effective until the Backup Servicer or an entity acceptable to the Majority Noteholders shall have assumed the responsibilities and obligations of the Servicer.  No resignation of the Backup Servicer shall become effective until an entity acceptable to the Majority Noteholders shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that (i) in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Backup Servicer may petition a court for its removal (all reasonable fees, costs and expenses, including reasonable attorneys’ fees and expenses, incurred in connection with such petition will be paid by the Issuer pursuant to Section 5.7(a) hereof or Section 5.6 of the Indenture, as applicable), (ii) the Backup Servicer may resign with the written consent of the Majority Noteholders and (iii) if Citibank, N.A. resigns as Indenture Trustee under the Indenture, it will no longer be the Backup Servicer.
(b)     The Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) may delegate any or all of its duties to any sub-contractor with the prior consent of the Holding Trust. No delegation or sub-contracting by the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) of its duties herein in the manner described in this Section 8.7 shall relieve the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) of its responsibility with respect to such duties. As of the date hereof, the Holding Trust has provided its consent to the delegation by the Backup Servicer (including the Backup Servicer in its capacity as successor Servicer if so appointed) of all of its duties as Backup Servicer (including its duties as successor Servicer if so appointed) to Systems & Services Technologies, Inc.
SECTION 8.8     Rights of the Backup Servicer.
(a)     Anything herein to the contrary notwithstanding, in no event shall the Backup Servicer be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not any such damages were foreseeable or contemplated, even if the Backup Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.
(b)     Knowledge of the Backup Servicer shall not be attributed or imputed to Citibank, N.A.’s other roles in the transaction, and knowledge of the Indenture Trustee shall not be attributed or imputed to the Backup Servicer (in each case, other than instances where such roles are performed by the same group or division within Citibank, N.A., or otherwise include common

Responsible Officers), or any affiliate, line of business, or other division of Citibank, N.A. (and vice versa).
(c)     The Backup Servicer shall not be held responsible for the acts or omissions of the Seller, Servicer, Issuer, Holding Trust, Indenture Trustee, Owner Trustee, or any other party to the Basic Documents, and may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Backup Servicer to the contrary.
(d)     No discretionary, permissive right, nor privilege of the Backup Servicer shall be deemed or construed as a duty or obligation.  The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer; and in the absence of bad faith on its part, the Backup Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it and conforming to the requirements of this Agreement; however, the Backup Servicer shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Agreement.
(e)     Except as otherwise set forth in the Basic Documents and without duplication, the Backup Servicer shall be entitled to each protection, privilege or indemnity afforded to the Indenture Trustee under the terms of Sections 6.1(b)(ii), 6.1(c)(ii), 6.1(f) (except for any express costs and expenses related to the performance of the Backup Servicer’s duties under this Agreement, such as transition expenses which exceed the maximum set forth in Section 5.7(a)(i) hereof), 6.1(i), 6.1(k), 6.2(a), 6.2(b), 6.2(c), 6.2(e), 6.2(g), 6.2(j), 6.2(k), 6.2(l), 6.2(o), 6.14, 6.16, 6.17 and 11.7 of the Indenture.
(f)     For the avoidance of doubt, all provisions in this Section 8.8 which relate to the Backup Servicer shall also apply to the Backup Servicer in its capacity as the successor Servicer if so appointed.
ARTICLE 9
Default
SECTION 9.1     Servicer Termination Event.  For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:
(a)     Any failure by the Servicer to deliver to the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two (2) Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Indenture Trustee or after discovery of such failure by a Responsible Officer of the Servicer; or
(b)     Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders, and (ii) continues unremedied for a period of forty-five (45) days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee; provided, that no Servicer Termination Event will result from the breach by the Servicer of any covenant for which (A) the purchase of the affected Receivable is specified as the sole remedy pursuant to Section 4.7 and (B) such purchase of the affected Receivable has been consummated; or
(c)     The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer, or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within sixty (60) days; or
(d)     The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or
(e)     Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer, the Holding Trust or the Noteholders and, within forty-five (45) days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Indenture Trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;
provided, however, that if any delay or failure of performance referred to in clause (a), (b) or (e) above shall have been caused by a Force Majeure Event, the grace period referred to in such clause shall be extended for an additional sixty (60) calendar days.
SECTION 9.2     Consequences of a Servicer Termination Event.  If a Servicer Termination Event shall occur and be continuing, the Indenture Trustee shall at the direction of the Majority Noteholders, or the Majority Noteholders may, by notice given in writing to the Servicer and the Backup Servicer, terminate all of the rights and obligations of the Servicer under this Agreement.  As soon as practicable but no later than thirty (30) days following the receipt by the Servicer and the Backup Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Majority Noteholders); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim based on any alleged action or inaction of the terminated Servicer.  The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Holding Trust as lienholder or secured party on the related Lien Certificates, or otherwise.  The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property.  If requested by the Controlling Party (acting at the written direction of the Majority Noteholders), the successor Servicer shall terminate the Lockbox Account Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Majority Noteholders, at the Issuer’s expense.  The terminated Servicer shall grant the Indenture Trustee, the successor Servicer and the Majority Noteholders reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.  All reasonable costs and expenses (including attorneys’ fees and disbursements) incurred by the Backup Servicer in connection with the transfer and assumption of servicing obligations hereunder from the Servicer to the Backup Servicer, as the successor Servicer, converting the Servicer’s data to such party’s computer system and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the terminated Servicer promptly upon presentation of a written invoice setting forth reasonable transition expenses.  In no event shall the Backup Servicer, if it becomes the successor Servicer, be responsible for any such transition expenses.  If the terminated Servicer fails to pay the transition expenses, the transition expenses shall be payable pursuant to Section 5.7 hereof.
SECTION 9.3     Appointment of Successor.
(a)     As soon as practicable but no later than thirty (30) days following the time of receipt by the Servicer and the Backup Servicer of notice of the Servicer’s termination pursuant to Section 9.2 or upon the resignation of the Servicer pursuant to Section 8.7, the Backup Servicer (unless the Majority Noteholders shall have exercised its option pursuant to Section 9.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the other Basic Documents and the transactions set forth or provided for in this Agreement and the other Basic Documents, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement and the other Basic Documents except as otherwise stated herein or therein, as applicable.  The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.
(b)     The Controlling Party (acting at the written direction of the Majority Noteholders) may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and shall have no liability to the Indenture Trustee, Exeter, the Seller, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so.  Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, the Backup Servicer, the Indenture Trustee or the Majority Noteholders may petition a court of competent jurisdiction to appoint any eligible servicer as the successor to the Servicer.  Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.  Subject to Section 8.7, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.7.  If upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.7, the Majority Noteholders appoint a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.  In the event any successor Servicer is terminated pursuant to Section 9.2 hereof, the Controlling Party (acting at the written direction of the Majority Noteholders) shall appoint an eligible servicer as successor Servicer or may petition a court of competent jurisdiction to appoint a Person that it determines is competent to perform the duties of the Servicer hereunder as successor Servicer.  Pending appointment pursuant to the preceding sentence, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.
(c)     Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder or such other compensation as set forth herein. If any successor Servicer is appointed as a result of the Backup Servicer’s refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Seller and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer, provided, however, it being understood that the Seller shall give prior notice to the Backup Servicer with respect to the appointment of such successor and the payment of additional compensation, if any. In connection with any such appointment, arrangements may be made for the compensation of such successor Servicer out of collections on or in respect of the Receivables as the Seller and such successor shall agree; provided, however, that such compensation shall not be greater than that payable to Exeter as initial Servicer hereunder without the prior consent of the Controlling Party (acting at the written direction of the Majority Noteholders).  The Backup Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  The Backup Servicer shall not be relieved of its duties as successor Servicer under this Section 9.3 until a newly appointed Servicer shall have assumed the obligations and duties of the terminated Servicer under this Agreement.  Notwithstanding anything herein to the contrary, in no event shall the Indenture Trustee be liable for any servicing fee or for any differential between the amount of the servicing fee paid to the initial Servicer and the amount necessary to induce any Person to act as successor Servicer.
(d)     Upon its appointment, except as otherwise set forth herein or in any other Basic Document, the Backup Servicer or any other successor Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing obligations under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Backup Servicer or the successor Servicer, as applicable; provided, however, that any successor Servicer (including the Backup Servicer) shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor becomes the successor Servicer or any claim based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party to this Agreement or the other Basic Documents (including, but not limited to, the Indenture Trustee, any Backup Servicer or the Custodian), (v) no obligation with respect to obtaining or maintaining Force-Placed Insurance under Section 4.4, (vi) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including Exeter, and (vii) no liability or obligation with respect to the Servicer indemnification obligations specified in Section 6.7(a) of the Indenture or Section 6(b) of the Custodian Agreement.
(e)     Notwithstanding anything contained in this Agreement to the contrary, the Backup Servicer is authorized to accept and rely on all of the accounting records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Backup Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer.  If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, “Continuing Errors”), the Backup Servicer shall have no duty, responsibility, obligation or liability for such Continuing Errors; provided, however, that the Backup Servicer agrees to use its best efforts to prevent further Continuing Errors.  In the event that the Backup Servicer has actual knowledge or received written notice of Errors or Continuing Errors, it shall, with the prior consent of the Controlling Party (acting at the written direction of the Majority Noteholders) use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continuing Errors and to prevent future Continuing Errors.  The Backup Servicer shall be entitled to recover its costs thereby expended in accordance with Section 5.7(a) of this Agreement.
SECTION 9.4     Notification to Noteholders.  Upon any termination of, or appointment of a successor to, the Servicer or the Backup Servicer, the Indenture Trustee shall give prompt written notice thereof to each Noteholder and the Seller (who shall promptly deliver such notice to the Rating Agencies).

SECTION 9.5     Waiver of Past Defaults.  The Majority Noteholders may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Basic Documents.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.
SECTION 9.6     Backup Servicer Termination.  Prior to an appointment as successor Servicer, the Controlling Party shall, at the direction of the Majority Noteholders, (a) immediately terminate all of the rights and obligations of the Backup Servicer under this Agreement in the event of a breach of any of the representations or warranties, covenants or obligations of the Backup Servicer contained in this Agreement or (b) in its sole discretion, without cause upon not less than 30 days’ notice, terminate the rights and obligations of the Backup Servicer.  The terminated Backup Servicer agrees to cooperate with any successor Backup Servicer appointed by the Controlling Party in effecting the termination of the responsibilities and rights of the terminated Backup Servicer under this Agreement, including, without limitation, the delivery to the successor Backup Servicer of all documents, records and electronic information related to the Receivables in the possession of the Backup Servicer.  Expenses incurred by the Backup Servicer in respect of the foregoing sentence shall be reimbursed in accordance with Section 5.7(a).  Such termination shall not be effective unless and until a successor Backup Servicer is appointed by the Controlling Party at the direction of Majority Noteholders; provided, however, that the Backup Servicer may petition a court of competent jurisdiction to appoint a successor Backup Servicer if one is not chosen within 60 days of such termination.  All reasonable expenses incurred in connection with such petition shall be paid by the Issuer pursuant to Section 5.7(a) hereof or Section 5.6 of the Indenture, as applicable.
ARTICLE 10
Termination
SECTION 10.1     Optional Purchase of All Receivables.
(a)     Subject to Section 10.1(a) of the Indenture, on the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 5% of the Original Pool Balance, the Servicer and the Seller (so long as it is the holder of any Certificates) each shall have the option to purchase the Owner Holding Trust Estate, other than the Trust Accounts; provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal and interest then due and payable on the Notes.  To exercise such option, the Servicer or the Seller, as the case may be, shall deposit or cause to be deposited, pursuant to Section 5.6, in the Collection Account an amount (the “Optional Purchase Amount”) equal to the greater of (i) the amount necessary to pay the full amount of principal and interest then due and payable on the Notes after giving effect to the application of Available Funds and the distributions required to be made pursuant to Section 5.7 on such date and (ii) the aggregate Principal Balance of the Receivables as of the last day of the related Collection Period.  Collected Funds received after the last day of the Collection Period preceding the Distribution Date on which such optional purchase occurs shall be property, and for the account, of the Servicer and the Seller, and distributed by the Indenture Trustee to the Servicer or the Seller, as applicable, or may be applied by the Servicer or the Seller, at their option, to the payment of the Optional Purchase Amount. The parties hereto acknowledge and agree that any Person that is a Certificateholder or Certificate Owner may deposit all or any portion of the Optional Purchase Amount to the Collection Account.  If any Person deposits all or a portion of the Optional Purchase Amount to the Collection Account in connection with an optional purchase of all Receivables under this Section 10.1 but such optional purchase does not occur on the related Distribution Date (either because less than the entire Optional Purchase Amount is deposited to the Collection Account in order to effect the optional purchase or for any other reason), then the Indenture Trustee will return to each Person that deposited amounts to the Collection Account as Optional Purchase Amounts the amounts so deposited, without deduction or offset, on the Distribution Date on which the optional purchase was intended to be made, prior to any other allocations from the Collection Account in accordance with Section 5.7(a) hereof, Section 5.6 of the Indenture or any other provision of any Basic Document. Any Available Funds or amounts on deposit in the Reserve Account remaining after giving effect to the application of Available Funds and the distributions required to be made pursuant to Section 5.7 on the Distribution Date on which the optional purchase occurs shall be deposited by the Indenture Trustee into the Certificate Distribution Account for distribution by the Certificate Paying Agent to the Certificateholders in accordance with the Trust Agreement.
(b)     Upon any sale of the assets of the Issuer or the Holding Trust pursuant to Section 8.1 of the Trust Agreement and Section 8.1 of the Holding Trust Agreement, respectively, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the “Insolvency Proceeds”) in the Collection Account.
(c)     Notice of any termination of the Holding Trust or the Issuer shall be given by the Servicer to the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.
(d)     Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder.
ARTICLE 11
Administrative Duties of the Servicer
SECTION 11.1     Administrative Duties.
(a)     Duties with Respect to the Indenture.  The Servicer shall perform all its duties and the duties of the Issuer under the Indenture.  In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture.  The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture.  The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture.  In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 3.19, 3.20, 4.3, 5.1, 5.4, 6.9, 7.1, 8.3, 9.1, 9.2, 9.3, 11.1 and 11.15 of the Indenture.
(b)     Duties with Respect to the Issuer and the Holding Trust.
(i)     In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer, the Holding Trust or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer, the Holding Trust or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws (including any filings required pursuant to the Sarbanes‑Oxley Act of 2002 or any rule or regulation promulgated thereunder), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Holding Trust to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement and Sections 2.6 and 2.11 of the Holding Trust Agreement, respectively.  In accordance with the directions of the Issuer, the Holding Trust or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer, the Holding Trust or the Owner Trustee and are reasonably within the capability of the Servicer.  The Servicer shall monitor the activities of the Issuer and the Holding Trust to ensure the Issuer’s and the Holding Trust’s respective compliance with Section 4.6 of the Trust Agreement Section 4.6 of the Holding Trust Agreement and shall take all action necessary to ensure that the Issuer and the Holding Trust is operated in accordance with the provisions of such section.
(ii)     Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Holding Trust’s payments (or allocations of income) to a Holder (as defined in the Holding Trust Agreement) or on the Issuer’s payments (or allocations of income) to a Holder (as defined in the Trust Agreement) as contemplated by this Agreement.  Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.
(iii)     Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer and the Holding Trust set forth, respectively, in Sections 5.1(a) and (b) of the Trust Agreement in accordance with Section 10.12 of the Trust Agreement and in Sections 5.1(a) and (b) of the Holding Trust Agreement in accordance with Section 10.12 of the Holding Trust Agreement; provided, however, that once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of any necessary Schedule K-1s or Form 1099s, as applicable, to enable each Certificateholder or Holding Trust Certificateholder to prepare its federal and state income tax returns.
(iv)     The Servicer shall perform the duties of the Depositor specified in Section 9.2 of the Trust Agreement and Section 9.2 of the Holding Trust Agreement, in each case, required to be performed in connection with the resignation or removal of the Owner Trustee, the duties of the Servicer specified in Section 10.12 of the Trust Agreement and Section 10.12 of the Holding Trust Agreement, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.
(v)     In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer or the Holding Trust and shall be, in the Servicer’s opinion, no less favorable to the Issuer or the Holding Trust in any material respect.
(c)     Tax Matters.  The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer or the Holding Trust as are necessary for preparation of tax reports, including without limitation forms 1099.  All tax returns will be signed by the Seller or the Servicer.  The Servicer will supply to the Indenture Trustee, at the time and in the manner required by applicable Treasury Regulations, for further distribution to such persons, and to the extent, required by applicable Treasury Regulations, information required by Section 6.6 of the Indenture.
(d)     Non-Ministerial Matters.  With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee (at the direction of the Depositor, Certificateholders or Holding Trust Certificateholders, as applicable, with respect to items (A) and (C) below and at the direction of the Majority Certificateholders or the Majority Holding Trust Certificateholders with respect to items (B), (D) and (E) below) and, with respect to items (A), (B), (C) and (D) below, the Indenture Trustee shall not have withheld consent.  For the purpose of the preceding sentence, “non-ministerial matters” shall include:
(A)     the amendment of or any supplement to the Indenture;
(B)     the initiation of any claim or lawsuit by the Issuer or the Holding Trust and the compromise of any action, claim or lawsuit brought by or against the Issuer or the Holding Trust (other than in connection with the collection of the Receivables);
(C)     the amendment, change or modification of this Agreement or any of the Basic Documents;
(D)     the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and
(E)     the removal of the Indenture Trustee.
(e)     Exceptions.  Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or the Certificateholders under the Basic Documents, (2) sell the Trust Estate pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer or the Holding Trust directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.
(f)     Neither the Backup Servicer nor any successor Servicer shall be responsible for any obligations or duties of the Servicer under this Section 11.1.  Notwithstanding the foregoing or any other provision of this Agreement, Exeter shall continue to perform the obligations of the Servicer under this Section 11.1.
SECTION 11.2     Records.  The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer or the Holding Trust at any time during normal business hours.
SECTION 11.3     Additional Information to be Furnished to the Issuer and the Holding Trust.  The Servicer shall furnish to the Issuer and the Holding Trust from time to time such additional information regarding the Collateral as such entity shall reasonably request.
ARTICLE 12
Miscellaneous Provisions
SECTION 12.1     Amendment.
(a)     This Agreement may be amended from time to time by the parties hereto (and in the case of the Indenture Trustee, which consent may not be unreasonably withheld), but without the consent of any of the Noteholders, (i) to cure any ambiguity or to conform this Agreement to the Prospectus; provided, however, that the Owner Trustee, the Indenture Trustee and the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) will be entitled to receive an Opinion of Counsel described in Section 12.1(c)(i) in connection with any such amendment or (ii) to correct or supplement any provisions in this Agreement, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that (A) such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or (B) the Rating Agency Condition shall have been satisfied with respect to such amendment and the Seller or the Servicer shall have notified the Indenture Trustee in writing that the Rating Agency Condition has been satisfied with respect to such amendment.

(b)     This Agreement may also be amended from time to time by the parties hereto and with the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes (other than the Class N Notes) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, to the extent not otherwise permitted by clause (a) above, no such amendment shall (a) increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each class affected thereby.
Promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish a copy of such amendment or consent to each Noteholder and the Seller (who shall deliver such notification to the Rating Agencies).  The Owner Trustee’s, the Indenture Trustee’s and the Backup Servicer’s reasonable costs and expenses related to any such amendment shall be paid by the Issuer pursuant to Section 5.7(a) hereof or Section 5.6 of the Indenture, as applicable.
It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee or the Owner Trustee, as applicable, may prescribe.
(c)     Prior to the execution of any amendment to this Agreement, the Owner Trustee,  the Indenture Trustee and the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating (i) with respect to any amendment to this Agreement pursuant to Section 12.1(a) or 12.1(b) hereof, that the execution of such amendment is authorized or permitted by this Agreement, and that all conditions precedent, if any, provided for in this Agreement have been met and (ii) with respect to any amendment to this Agreement pursuant to Section 12.1(b) hereof, the Opinion of Counsel referred to in Section 12.2(h)(1) has been delivered.  The Owner Trustee, the Indenture Trustee and the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) may, but shall not be obligated to, enter into any such amendment which affects the Issuer’s, the Holding Trust’s, the Owner Trustee’s, the Indenture Trustee’s or the Backup Servicer’s (including the Backup Servicer in its capacity as the successor Servicer if so appointed), as applicable, own rights, duties or immunities under this Agreement or otherwise.
SECTION 12.2     Protection of Title to Trust.
(a)     The Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Holding Trust in the Receivables and in the proceeds thereof and the interests of the Issuer and the Indenture Trustee in the rights thereto.  The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-

stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.
(b)     Neither the Seller nor the initial Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of 9-506 of the UCC, unless it shall have given the Owner Trustee, the Indenture Trustee and the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.  Promptly upon such filing, the Seller or the initial Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Indenture Trustee, stating either (A) all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Holding Trust in the Receivables and the interests of the Issuer and the Indenture Trustee in the rights thereto, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.
(c)     Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee, the Backup Servicer and Indenture Trustee at least 60 days’ prior written notice of any relocation of its principal executive office or jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement.  The Servicer shall at all times maintain (i) each office from which it shall service Receivables within the United States of America or Canada, and (ii) its principal executive office within the United States of America.
(d)     The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.
(e)     The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer (and subsequent contribution to the Holding Trust), the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Holding Trust in such Receivable and that such Receivable is owned by the Holding Trust.  Indication of the Holding Trust’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased or sold pursuant to this Agreement.
(f)     If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Holding Trust.
(g)     Upon request, the Servicer shall furnish to the Owner Trustee, the Backup Servicer or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Holding Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Holding Trust.
(h)     The initial Servicer shall deliver to the Backup Servicer, the Owner Trustee and the Indenture Trustee:
(1)     promptly after the execution and delivery of the Agreement and, if required pursuant to Section 12.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, either (A) all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Holding Trust in the Receivables and the interests of the Issuer and the Indenture Trustee in the rights thereto, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and
(2)     within 120 days after the beginning of each calendar year, beginning with the first calendar year beginning more than six months after the Closing Date, an Opinion of Counsel, dated as of a date during such 120-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Holding Trust in the Receivables and the interests of the Issuer and the Indenture Trustee in the rights thereto, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.
Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.  For the avoidance of doubt, the cost of any such Opinion of Counsel shall not be borne by the successor Servicer.
SECTION 12.3     Notices.
(a)     All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee, the Backup Servicer or the Rating Agencies (upon whom any demands, notices or communications shall be provided only by the Seller or the Servicer) under this Agreement shall be in writing, personally delivered, electronically delivered, mailed by certified mail, return receipt requested, federal express or similar overnight courier service, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller, to EFCAR, LLC, 2101 W. John Carpenter Freeway, Irving, Texas 75063, Attention:  Chief Financial Officer, with a copy to EFCAR, LLC, 2101 W. John Carpenter Freeway, Irving, Texas 75063, Attention:  Chief Legal Counsel; (ii) in the case of the Servicer, to Exeter Finance LLC, 2101 W. John Carpenter

Freeway, Irving, Texas 75063, Attention:  Chief Financial Officer, with a copy to Exeter Finance LLC, 2101 W. John Carpenter Freeway, Irving, Texas 75063, Attention:  Chief Legal Counsel; (iii) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee; (iv) in the case of the Indenture Trustee or the Backup Servicer, to the applicable Corporate Trust Office of the Indenture Trustee or the Backup Servicer; (v) in the case of Moody’s, to Moody’s Investors Service, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: Asset Backed Surveillance; (vi) in the case of S&P, via electronic delivery to servicer_reports@spglobal.com; for any information not available in electronic format, hard copies should be sent to S&P Global Ratings, 55 Water Street, New York, New York 10041-0003, Attention: ABS Surveillance Group; and (vii) in the case of the Asset Representations Reviewer, to Clayton Fixed Income Services LLC, 720 S. Colorado Blvd., Suite 200, Glendale, Colorado 80246, Attention: Legal Department, email: ARRNotices@clayton.com.  Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register.  Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.  Where this Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.
(b)     If Exeter is no longer the Servicer, any successor Servicer, as applicable, shall provide any required Rating Agency notices to the Seller, who shall promptly provide such notice to the Rating Agencies.
(c)     Copies of all demands, notices and communications provided to the Indenture Trustee, the Noteholders or the Backup Servicer pursuant to this Agreement shall be provided to the Certificateholders.
SECTION 12.4     Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.4 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Majority Noteholders.
SECTION 12.5     Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the parties hereto, the Indenture Trustee, the Owner Trustee and the Noteholders, as third-party beneficiaries.  Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Holding Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.
SECTION 12.6     Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.7     Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of: (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.  For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of Notes when required under the UCC or other Signature Law due to the character or intended character of the writings.
SECTION 12.8     Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
SECTION 12.9     Governing Law and Submission to Jurisdiction.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  EACH OF THE PARTIES HERETO AND THEIR ASSIGNEES AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK.
SECTION 12.10     Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
SECTION 12.11     Assignment to Indenture Trustee.  The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Holding Trust pursuant to the Contribution Agreement and by the Holding Trust and the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Holding Trust and the Issuer, as applicable, in, to and under the rights to the Receivables listed in Schedule A hereto and/or the assignment of any or all of the Issuer’s rights and obligations hereunder by the Issuer to the Holding Trust pursuant to the Contribution

Agreement and by the Holding Trust and the Issuer to the Indenture Trustee pursuant to the Indenture.
SECTION 12.12     Nonpetition Covenants.
(a)     Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Holding Trust, acquiesce, petition or otherwise invoke or cause the Holding Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Holding Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Holding Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Holding Trust.
(b)     Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.
(c)     Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.
SECTION 12.13     Limitation of Liability of Owner Trustee and Indenture Trustee.
(a)     It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Holding Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Holding Trust is made and intended not as personal representations, covenants, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Holding Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Holding Trust or any other Person in this Agreement and (e) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Holding Trust or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Holding Trust under this Agreement or any other related documents.
(b)     Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Citibank, N.A., not in its individual capacity but solely as Indenture Trustee and Backup Servicer and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Holding Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Holding Trust.
(c)     In no event shall Citibank, N.A., in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, the Holding Trust Agreement or the Trust Agreement.
(d)     The Indenture Trustee has the same rights, protections and immunities hereunder as it has under the Indenture as if such rights, protections and immunities were expressly set forth herein mutatis mutandis, which shall survive the satisfaction and discharge of the Indenture.
(e)     It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, covenants, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer or any other Person in this Agreement and (e) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.
SECTION 12.14     Indenture Trustee to Report Repurchase Demands due to Breaches of Representations and Warranties.  The Indenture Trustee will (i) notify the Servicer, Exeter and the Seller, as soon as practicable and in any event within five Business Days and in the manner set forth for providing notices hereunder, of all demands or requests communicated (in writing or orally) to Citibank, N.A. (in any capacity) for the repurchase of any Receivable pursuant to Section 5.1 of the Purchase Agreement or Section 3.2 hereof, (ii) promptly upon request by the Servicer, Exeter or the Seller, provide to them any other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB, and (iii) if requested by the Servicer, Exeter and the Seller, provide a written certification no later than fifteen days following any calendar quarter or calendar year that Citibank, N.A. has not received any repurchase demands for such period, or if repurchase demands have been received during such period, that the Indenture Trustee has provided all the information reasonably requested under clause (ii) above with respect to such demands.  In no event will the Indenture Trustee, the Holding Trust or the Issuer have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.
SECTION 12.15     Independence of the Servicer.  For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Holding Trust, the Indenture Trustee, the Backup Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer, the Holding Trust or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer, the Holding Trust or the Owner Trustee.
SECTION 12.16     No Joint Venture.  Nothing contained in this Agreement (i) shall constitute the Servicer nor any of the Issuer, the Holding Trust or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.
SECTION 12.17     State Business Licenses.  The initial Servicer or the Majority Holding Trust Certificateholders shall prepare and instruct the Holding Trust to file each state business license (and any renewals thereof) required to be filed under applicable state law without further consent or instruction from the Instructing Party (as defined in the Holding Trust Agreement), including, without limitation, a Sales Finance Company Application with the Pennsylvania Department of Banking and Securities, Licensing Division, a Consumer Discount License Application with the Pennsylvania Department of Banking and Securities, Licensing Division, a Financial Regulation Application with the Maryland Department of Labor, Licensing and Regulation, and a Money Lender License Application with the South Dakota Department of Labor and Regulation.
SECTION 12.18     Patriot Act.  The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the U.S.A. Patriot Act and its implementing regulations, the Backup Servicer, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Backup Servicer.  Each party hereby agrees that it shall provide the Backup Servicer with such information as the Backup Servicer may reasonably request that will help the Backup Servicer to identify and verify each party’s identity, including without limitation each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.
SECTION 12.19     Indemnification.  The indemnification provided by any party under any Basic Document shall include all costs and expenses (including reasonable legal fees and expenses of counsel and court costs) incurred in connection with any action, claim or suit brought to enforce such respective indemnified party’s rights to indemnification.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

EXETER HOLDINGS TRUST 2026-4

By: Wilmington Trust Company, not in its
individual capacity but solely as Owner Trustee on
behalf of the Holding Trust

By:
Name:
Title:

EFCAR, LLC, Seller

By:
Name:
Title:

EXETER FINANCE LLC, Servicer

By:
Name:
Title:

CITIBANK, N.A.,
not in its individual capacity but solely as
Indenture Trustee and Backup Servicer

By:
Name:
Title:

EXETER AUTOMOBILE RECEIVABLES
TRUST 2026-4

By: Wilmington Trust Company, not in its
individual capacity but solely as Owner Trustee on
behalf of the Issuer

By:
Name:
Title:

SCHEDULE A

SCHEDULE OF RECEIVABLES

[On file with Exeter and the Indenture Trustee]

SCH-A-1

SCHEDULE B

REPRESENTATIONS AND WARRANTIES
OF
THE SELLER AND THE INITIAL SERVICER

1. Characteristics of Receivables.  Each Receivable (A) that is a retail installment contract (i) was originated by a Dealer and purchased by Exeter from such Dealer under an existing Dealer Agreement and, if applicable, the related Dealer Assignment, and was validly sold or assigned to Exeter by such Dealer, and (ii) was originated by such Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, was originated in accordance with Exeter’s credit policies and was fully and properly executed by the parties thereto, (B) that is an auto loan agreement (i) was originated by a Direct Lender and purchased by Exeter from such Direct Lender under an existing Direct Lender Agreement with Exeter and was validly sold or assigned to Exeter by such Direct Lender and (ii) was entered into in connection with the refinancing of an existing auto loan in the ordinary course of such Direct Lender’s business, was originated in accordance with Exeter’s credit policies and was fully and properly executed by the parties thereto, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security and (D) is a Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.

2. Compliance with Law.  Each Receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder.

3. Origination.  Each Receivable was originated in the United States.

4. Binding Obligation.  Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act, as amended.

5. No Government Obligor.  No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

6. Obligor Bankruptcy.  At the Cutoff Date no Obligor had been identified on the records of Exeter as being the subject of a current bankruptcy proceeding.

7. Receivables in Force.  No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the

SCH-B-1

related Receivable in whole or in part.   No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.

8. Lawful Assignment.  No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement.

9. Security Interest in Financed Vehicle.  Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of Exeter in the Financed Vehicle.  The Lien Certificate for each Financed Vehicle shows (or, if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will show) Exeter named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle.  With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, Exeter has applied for or received written evidence from the related Dealer or Direct Lender that such Lien Certificate showing Exeter as first lienholder has been applied for.

10. No Defenses.  The records of the Servicer do not reflect any facts which would give rise to any right of rescission, setoff, counterclaim or defense, including the defense of usury, with respect to any Receivable, or the same being asserted or threatened with respect to such Receivable.

11. No Default.  The records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of any Receivable existed as of the Cutoff Date (other than payment delinquencies of not more than 30 days) or that any condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and the Seller has not waived any of the foregoing.

12. Insurance.  At the time of an origination of a Receivable by a Dealer or Direct Lender, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage.  No Financed Vehicle is insured under a policy of Force-Placed Insurance on the Cutoff Date.

13. Certain Characteristics of the Receivables.

(A) Each Receivable had a remaining maturity, as of the Cutoff Date, of not less than 3 months and not more than 84 months.

(B) Each Receivable had an original maturity, as of the Cutoff Date, of not less than 36 months and not more than 84 months.

(C) Each Receivable had a remaining Principal Balance, as of the Cutoff Date, of at least $450 and not more than $65,000.

SCH-B-2

(D) No Receivable was more than 30 days past due as of the Cutoff Date.

(E) Each Receivable is denominated in, and each Contract provides for payment in, United States dollars.

(F) Each Receivable had an APR of at least 6.00%.

14. Interest Calculation.  Each Contract provides for the calculation of interest payable thereunder under the “simple interest” method.

15. Prepayment.  Each Receivable allows for prepayment and partial prepayments without penalty and requires that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the Receivable’s Annual Percentage Rate.

16. Chattel Paper.  Each Receivable constitutes “chattel paper” within the meaning of the UCC as in effect in the States of New York and Delaware.

17. One Original.  There is only one authoritative copy (which may be an original tangible executed copy or a single authoritative electronic copy) of each Receivable.  Each authoritative electronic copy of a Receivable (a) is unique, identifiable and unalterable (other than with the participation of the Custodian in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision) and (b) has been communicated to and is maintained by or on behalf of the Custodian, solely for the benefit of the Indenture Trustee.

18. Good Title.  Immediately prior to the conveyance of the Receivables to the Issuer pursuant to the Sale and Servicing Agreement, the Seller was the sole owner thereof and had good title thereto, free of any Liens not permitted by the Basic Documents.

SCH-B-3

EXHIBIT A

FORM OF SERVICER’S CERTIFICATE

EX. A-1

Exeter Automobile Receivables Trust [YYYY-S]

Class [ ] [%] Asset Backed Notes
Class [ ] [%] Asset Backed Notes
Class [ ] [%] Asset Backed Notes
Class [ ] [%] Asset Backed Notes
Class [ ] [%] Asset Backed Notes
Class [ ] [%] Asset Backed Notes
Class [ ] [%] Asset Backed Notes
Class [ ] [%] Asset Backed Notes

Servicer's Certificate

This Servicer's Certificate has been prepared pursuant to Section [ ] of the [ ] among [ ], dated as of [ ]. Defined terms have the meanings assigned to them in the [ ] or in other Transaction Documents.

Collection Period Beginning:														Original
Collection Period Ending:									Purchases	Units		Cutoff Date	Closing Date	Pool Balance
Prev. Distribution Date (or Closing Date):									Initial Purchase
Distribution Date:
Days of Interest for Period:									Total
Days in Collection Period:
Months Seasoned:

I.	RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of period Aggregate Principal Balance												{1}

Collection Period principal amounts

	{2}	Collections on Receivables										{2}
	{3}	Less amounts allocable to interest and fees										{3}

	{4}	Total cash principal amounts											{4}

	{5}	Receivables becoming Liquidated Receivables during period (including Cram Down Losses)										{5}
	{6}	Receivables becoming Purchased Receivables during period										{6}
	{7}	Other Receivables adjustments										{7}

	{8}	Total non-cash principal amounts											{8}

{9}	End of period Aggregate Principal Balance												{9}

{10}	Pool factor ({9} / Original Pool Balance)												{10}

II.	NOTE BALANCE CALCULATION:

						Class []	Class []	Class []	Class []	Class []	Class []	Class []	Total (excl. Class N)	Class []
{11}	Original Note Balance				{11}

{12}	Beginning of period Notes Balance				{12}
{13}	First Allocation of Principal				{13}
{14}	Second Allocation of Principal				{14}
{15}	Third Allocation of Principal				{15}
{16}	Fourth Allocation of Principal				{16}
{17}	Fifth Allocation of Principal				{17}
{18}	Regular Allocation of Principal				{18}
{19}	Optional Purchase payment amount				{19}
{20}	End of period Note Balance				{20}
{21}	Note Pool Factor				{21}

IV.	CALCULATION OF INTEREST DISTRIBUTABLE AMOUNTS:

		Beginning	Interest	Interest			Calculated
	Class	Note Balance	Carryover	Rate	Days	Days Basis	Interest
{22}	Class []
{23}	Class []
{24}	Class []
{25}	Class []
{26}	Class []
{27}	Class []
{28}	Class []
{29}	Class []

V.	RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
{30}	Collections during period (excluding Liquidation Proceeds and Fees)											{30}
{31}	Liquidation Proceeds collected during period											{31}
{32}	Purchase Amounts or amounts from Servicer deposited in Collection Account											{32}
{33}	Investment Earnings - Collection Account											{33}
{34}	Investment Earnings - Transfer From Reserve Account											{34}
{35}	Fees collected during period											{35}
{36}	Other Amounts Received											{36}
{37}	Reserve Account Withdrawal Amount											{37}
{38}	Total Available Funds												{38}

N Available Funds:
{39}	Residual Cashflow available to the N holder											{39}
{40}	Investment Earnings - Transfer From Class N Reserve Account											{40}
{41}	Class N Reserve Account Withdrawal Amount											{41}
{42}	Total Class N Available Funds												{42}

Distributions:
{43}	Base Servicing Fee											{43}
{44}	Recovery fees reimbursed to Servicer as Supplemental Servicing Fees											{44}
{45}	Fee collections (excluding extension fees) reimbursed to Servicer as Supplemental Servicing Fees											{45}
{46}	Other amounts due to Servicer											{46}
{47}	Transition Fees to the successor Servicer											{47}
{48}	Indenture Trustee Fees											{48}
{49}	Backup Servicing Fees											{49}
{50}	Custodian Fees											{50}
{51}	Asset Representations Reviewer Fees											{51}
{52}	Lockbox Bank Fees											{52}
{53}	Intercreditor Agent Fees											{53}
{54}	Owner Trustee Fees											{54}
{55}	Class [] Noteholders' Monthly Interest Distributable Amount											{55}
{56}	Class [] Parity & Class [] on Legal Final											{56}
{57}	Class [] Noteholders' Monthly Interest Distributable Amount											{57}
{58}	Class [] and [] Parity & Class [] on Legal Final											{58}
{59}	Class [] Noteholders' Monthly Interest Distributable Amount											{59}
{60}	Class [], [] and [] Parity & Class [] on Legal Final											{60}
{61}	Class [] Noteholders' Monthly Interest Distributable Amount											{61}
{62}	Class [], [], [] and [] Parity & Class [] on Legal Final											{62}
{63}	Class [] Noteholders' Monthly Interest Distributable Amount											{63}
{64}	Class [], [], [], [] and [] Parity & Class [] on Legal Final											{64}
{65}	To the Reserve Account, the Reserve Account Deposit											{65}
{66}	Principal Payment Amount											{66}
{67}	Class N Noteholder's Monthly Interest Distributable Amount											{67}
{68}	To the Class [] Reserve Account, the Class [] Reserve Account Deposit											{68}
{69}	Class [] Principal Payment amount											{69}
{70}	Additional fees due to parties in excess of related limits											{70}
{71}	To the Certificateholders, the aggregate amount remaining											{71}
{72}	Total Distributions												{72}

VI.	CALCULATION OF PRINCIPAL PARITY AMOUNT:

		(X)	(Y)		(I)	(II)
		Cumulative	Pool		Excess of	Available Funds	Lesser of
	Class	Note Balance	Balance		(X) - (Y)	in Waterfall	(I) or (II)
{73}	Class []	$0.00	$0.00		$0.00	$0.00	$0.00
{74}	Class []	$0.00	$0.00		$0.00	$0.00	$0.00
{75}	Class []	$0.00	$0.00		$0.00	$0.00	$0.00
{76}	Class []	$0.00	$0.00		$0.00	$0.00	$0.00
{77}	Class []	$0.00	$0.00		$0.00	$0.00	$0.00
{78}	Total

VII.	RECONCILIATION OF RESERVE ACCOUNT:													Initial
{79}	Specified Reserve Balance (1% of the Pool Balance as of the Cutoff Date)												{79}

{80}	Beginning of period Reserve Account balance												{80}

{81}	Reserve Account Deposit from Collection Account											{81}
{82}	Investment Earnings - Reserve Account											{82}
{83}	Investment Earnings - transferred to Collection Account Available Funds											{83}
{84}	Reserve Account Withdrawal Amount											{84}

{85}	End of period Reserve Account balance												{85}

{86}	Reserve Account deficiency												{86}
{87}	Reserve Account draw amount												{87}

VIII.	RECONCILIATION OF CLASS N RESERVE ACCOUNT:													Initial
{88}	Specified Class N Reserve Balance (.90% of the Pool Balance as of the Cutoff Date)												{88}

{89}	Beginning of period Class N Reserve Account balance												{89}

{90}	Class N Reserve Account Deposit from Collection Account											{90}
{91}	Investment Earnings - Class N Reserve Account											{91}
{92}	Class N Investment Earnings - transferred to Collection Account Available Funds											{92}
{93}	N Reserve Account Withdrawal Amount											{93}

{94}	End of period N Reserve Account balance												{94}

{95}	N Reserve Account deficiency												{95}
{96}	N Reserve Account draw amount												{96}

IX.	OVERCOLLATERALIZATION:

{97}	Target Overcollateralization Amount: (greater of)												{97}

{98}	(i)	[ ]% of the Pool Balance as of the end of the Collection Period										{98}
and
{99}	(ii)	[ ] % of the Pool Balance as of the Cutoff Date										{99}

{100}	End of period Pool Balance of the Receivables											{100}
{101}	End of period Note Balance (excluding Class N)											{101}
{102}	Overcollateralization amount												{102}
{103}	Overcollateralization percentage												{103}

X.	STATISTICAL DATA:

												Original	Previous	Current
{104}	Average Principal Balance of the Receivables									{104}
{105}	Weighted average APR of the Receivables									{105}
{106}	Weighted average original term of the Receivables									{106}
{107}	Weighted average remaining term of the Receivables									{107}
{108}	Number of Receivables									{108}

XI.	CUMULATIVE NET LOSS RATIO:

{109}	Receivables becoming Liquidated Receivables during period (including Cram Down Losses)											{109}
{110}	Net Liquidation Proceeds collected during period											{110}
{111}	Net losses during period												{111}

{112}	Net losses since Cutoff Date (end of period)												{112}
{113}	Cumulative net loss ratio												{113}

XII.	DELINQUENCY:

Receivables with scheduled payment delinquent												Units	Dollars	Percentage
{114}	31-60 days									{114}
{115}	61-90 days									{115}
{116}	91-120 days									{116}
{117}	over 120 days									{117}
{118}	Total									{118}

{119}	Aggregate Principal Balance of all Receivables that are more than 60 days delinquent												{119}
{120}	Delinquency Rate as of the end of the Collection Period												{120}
{121}	Delinquency Trigger												{121}
{122}	Delinquency Trigger occurred												{122}

XIII.	EXTENSIONS:

{123}	Principal Balance of Receivables extended during current period											{123}
{124}	Beginning of Period Aggregate Principal Balance											{124}
{125}	Extension Rate												{125}

By:
Name:
Title:
Date:

EX-A-2

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN SERVICER’S AND INDENTURE TRUSTEE’S ASSESSMENTS OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer or the Indenture Trustee, shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” for such party:

Reference	Servicing Criteria	Applicable Servicing Criteria (Servicer)	Applicable Servicing Criteria (Indenture Trustee)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	N/A
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	N/A
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	X	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		N/A	N/A
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X	N/A
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.
		X	N/A
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		N/A	N/A

EX. B-1

Reference	Servicing Criteria	Applicable Servicing Criteria (Servicer)	Applicable Servicing Criteria (Indenture Trustee)
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of the Securities Exchange Act.
		X	N/A
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A	N/A
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	N/A
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.
		X	N/A

EX. B-2

Reference	Servicing Criteria	Applicable Servicing Criteria (Servicer)	Applicable Servicing Criteria (Indenture Trustee)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X1
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	N/A
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	N/A
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
		X	N/A
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X	N/A
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	N/A

1 Solely with regard to timeframes and that distributions were made in accordance with the instructions of the Servicer.
EX. B-3

Reference	Servicing Criteria	Applicable Servicing Criteria (Servicer)	Applicable Servicing Criteria (Indenture Trustee)
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
		X	N/A
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
		X	N/A
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A	N/A
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
		N/A	N/A
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
		N/A	N/A
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
		N/A	N/A

EX. B-4

Reference	Servicing Criteria	Applicable Servicing Criteria (Servicer)	Applicable Servicing Criteria (Indenture Trustee)
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
		N/A	N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	N/A
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A

EX. B-5